As Filed with the Securities and Exchange Commission on February 3, 2000
                         Registration No. 333-__________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ViaVid Broadcasting, Inc.
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

          NEVADA                      7389                     98-0206168
--------------------------------------------------------------------------------

   (State or other             (Primary Standard              (IRS Employer
   jurisdiction of         Industrial Classification      Identification Number)
  incorporation or               Code Number)
    organization)


                             3955 GRAVELEY STREET -
                    BURNABY, BRITISH COLUMBIA, CANADA V5C 3T4
                                 (604) 669-0047
--------------------------------------------------------------------------------
         (Address, and telephone number, of principal executive offices)

                              3955 GRAVELEY STREET
                    BURNABY, BRITISH COLUMBIA, CANADA V5C 3T4
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                            BRIAN KATHLER, PRESIDENT
                              3955 GRAVELEY STREET
                    BURNABY, BRITISH COLUMBIA, CANADA V5C 3T4
                                 (604) 669-0047
--------------------------------------------------------------------------------
           (Name, address, and telephone number, of agent for service)

                                    Copy to:

                           WILLIAM S. CLARKE, ESQUIRE
                             WILLIAM S. CLARKE, P.A.
                      457 NORTH HARRISON STREET, SUITE 103
                           PRINCETON, NEW JERSEY 08540
                                 (609) 921-3663
                            FACSIMILE (609) 921-3933

                Approximate date of proposed sale to the public:
  AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     TITLE OF EACH
        CLASS OF                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
    SECURITIES TO BE          AMOUNT TO BE           OFFERING PRICE            AGGREGATE              AMOUNT OF
       REGISTERED              REGISTERED               PER UNIT            OFFERING PRICE        REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Common Stock,              1,037,000               $3.75(1)              $3,888,750              $1027.00
    $.001 par value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                                                 TOTAL                $1027.00
------------------------------------------------------------------------ ---------------------- ----------------------

(1) The registration fee has been calculated in accordance with Rule 457(c). On January 31, 2000, the average of the bid and asked price for the Company's Common Stock on the OTC Bulletin Board was $3.75.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 3 , 2000

                                   PROSPECTUS

                            VIAVID BROADCASTING, INC.
                                1,037,000 SHARES
                                  COMMON STOCK
                           Par Value $0.001 Per Share
                                ----------------

     ViaVid Broadcasting, Inc. is in the business of providing our customers with video production and Internet news broadcasting and dissemination services. We broadcast news and corporate information for our customers over the Internet through our Web site at http://www.viavid.com. Our business objective is to develop an Internet video broadcasting company that offers a wide variety of video services utilizing streaming video technology. We are a development-stage company that has only recently commenced business and has earned only minimal revenues to date.

     This Prospectus relates to the resale by the holders of up to an aggregate of 1,037,000 shares of our Common Stock, all of which are currently outstanding. The shares were acquired by the selling shareholders directly from us in transactions that were exempt from the registration requirements of the U.S. Securities Act of 1933, as amended.

     Our Common Stock is quoted on the OTC Bulletin Board(R) with a trading symbol of "VVDB." On January 31, 2000, the closing bid quotation of our Common Stock as reported on the OTC Bulletin Board(R) was $3-3/4. Quotations for our Common Stock first were entered onto the OTC Bulletin Board on January 4, 2000.

     We expect that these shares of Common Stock may be sold or distributed from time to time by or for the account of the holders through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, including pledgees, at market prices prevailing at the time of sale or at prices otherwise negotiated. The shares also may be sold by donees or by other persons acquiring the shares. We will receive no portion of the proceeds from the sale of the shares. We will bear certain expenses incident to the registration of the shares.

     We ask that you consider carefully the risk factors beginning on page 6 of this prospectus. There can be no assurance that our business plan will be successful.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

                 THE DATE OF THIS PROSPECTUS IS FEBRUARY , 2000

                                TABLE OF CONTENTS

Summary....................................................................    4

Risk Factors...............................................................    6

Cautionary  Statement for Purposes of the "Safe Harbor"  Provisions of the
Private Securities Litigation Reform Act of 1996...........................   19

Use of Proceeds............................................................   20

Price Range of Common Stock................................................   20

Dividend Policy............................................................   20

Management's  Discussion  and Analysis of  Financial  Condition or Plan of
Operation ................................................................    20

Description of Business...................................................    25

Directors, Executive Officers, Promoters and Control Persons..............    32

Executive Compensation....................................................    34

Certain Relationships and Related Transactions............................    35

Selling Shareholders......................................................    36

Plan of Distribution.......................................................   37

Security Ownership of Certain Beneficial Owners and Management............    38

Description of Securities.................................................    39

Disclosure of Commission  Position of  Indemnification  for Securities Act
Liabilities ..............................................................    40

Index to Financial Statements.............................................   F-1

Financial Statements......................................................

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and its rules and regulations. This means that we file reports, proxy and information statements and other information with the Securities and Exchange Commission. The reports, proxy and information statements and other information that we file can be read and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, Northwest, Washington, DC 20549; and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, Northwest, Washington, DC 20549. The Commission maintains a Web site that contains the reports, proxy and information statements and other information that we file electronically with the Commission and the address of that Web site is http://www.sec.gov.

     This Prospectus is part of a registration statement we filed with the Commission. You should rely only on the information or representations provided in this Prospectus and any information we have incorporated by reference. We have authorized no one to provide you with any information other than that provided in this Prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document

                                     SUMMARY

     The following summary is qualified in its entirety by the more detailed information, financial statements and other data appearing elsewhere in this Prospectus. At various places in this Prospectus, we make reference to the "Company." When we use that term, we mean ViaVid Broadcasting, Inc., a Nevada corporation and its wholly owned subsidiary, ViaVid Broadcasting Corp.

VIAVID BROADCASTING, INC.

     We are currently in the business of providing small-cap public companies with video production and Internet news broadcasting and dissemination services. We broadcast news and corporate information for our customers over the Internet through our Web site at http://www.viavid.com. We refer to this site as VBC News 1 Channel.

     We believe that small-cap public companies have not been able to achieve coverage on traditional media based Internet broadcast services such as Bloomberg and CNBC. We believe that there is market demand from small-cap public companies that want to broadcast corporate news and information on the Internet and our objective is to meet this demand by providing Internet broadcasting services to these companies. Our Internet broadcasts will be produced solely for broadcast via the Internet as opposed to being Internet broadcasts of television coverage. We will target public and financial services companies as customers in order to educate them on the availability of our service and technology. Our business objective is to develop an Internet video broadcasting company that offers a wide variety of video services utilizing streaming video technology.

     We are also establishing other Channels to provide viewers with access to news and information relating to such topics as entertainment, health and lifestyles and sports.

     We are a development stage company that has only recently commenced business and that has earned only minimal revenues to date. There can be no assurance that our business plans will be successful.

     Our principal executive offices are located at 3955 Graveley Street, Burnaby, British Columbia, V5C 3T4 (telephone no.: (604) 669-0047).

SECURITIES BEING OFFERED               1,037,000 shares of common stock.

SECURITIES ISSUED
AND TO BE ISSUED                       6,546,000 shares of common stock were
                                       issued and outstanding as of the date of this Prospectus. All of the common stock to be sold pursuant to this prospectus will be sold by existing shareholders.

USE OF PROCEEDS                        We will not receive any proceeds from
                                       the sale of the common stock by the
                                       selling shareholders. See "Use of
                                       Proceeds."

RISK FACTORS                           For a discussion of certain risks
                                       you should consider in connection with a purchase of the shares of our Common
                                       Stock, see "Risk Factors."

SUMMARY HISTORICAL FINANCIAL DATA

     The summary historical financial information presented below has been derived from our financial statements for the period from January 20, 1999 to March 31, 1999 and from our unaudited financial statements for the six months ended September 30, 1999.

                                                   PERIOD JANUARY 20 TO MARCH      SIX MONTHS ENDED SEPTEMBER 30,
                                                            31, 1999                          1999
                                                   ---------------------------     ------------------------------
                                                            (AUDITED)                      (UNAUDITED)
  CONSOLIDATED STATEMENT OF OPERATIONS DATA:

  Revenue                                                    $3,436                          $15,553

  Expenses                                                  $75,104                         $259,815

  Loss for the period                                     $(71,668)                       $(244,262)

  Loss per share (basic and diluted)                        $(0.01)                          $(0.04)

                                                 AS OF SEPTEMBER 30,
                                                       1999
                                                 -------------------
                                                    (UNAUDITED)
  BALANCE SHEET DATA:

  Cash                                               $187,007

  Working capital                                    $206,952

  Shareholders' equity                               $328,170

                                  RISK FACTORS

     An investment in shares of our Common Stock involves a high degree of risk. You should consider the following factors, in addition to the other information contained in this Prospectus, in evaluating our business and proposed activities before you purchase any shares of our common stock. You should also see the "Cautionary Statement for Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1996" regarding risks and uncertainties relating to us and to forward looking statements in this Prospectus.

RISKS APPLICABLE TO OUR BUSINESS

EXTREMELY LIMITED OPERATING HISTORY; HISTORY OF NET LOSSES

     We have had an extremely limited operating history. Our business was established in January 1999 and our Web site began operations on the Internet in February 1999. Our total revenues since inception through September 30, 1999 were $18,989. An investor must consider the risks, expenses and difficulties frequently encountered by companies such as ours, in the early stages of their development particularly in the new and rapidly evolving market for Internet products, content and services. We cannot assure you that we will be successful in addressing such risks. We cannot assure you that our revenue will grow sufficiently to assure our future success. New companies, such as ours, experience expenses, difficulties and unforeseen problems that create a higher risk of business failure. If we are not successful in overcoming these expenses and difficulties, our business may fail.

POSSIBLE INABILITY TO IMPLEMENT OUR BUSINESS STRATEGY

     Our business strategy includes completion of the following business objectives:

- Attracting public companies and other financial industry customers who are prepared to pay for having us prepare digital video productions and broadcast these video productions on our Web site. We have only recently begun to seek payment from customers for these video productions;

- Continuing to expand the usage of our Web site by attracting both financial industry customers and viewers;

-    Expanding the functionality and capability of our Web site;

- Attracting advertising to our Web site and establishing other revenue generating opportunities for our Web site;

-    Responding to competitive developments;

-    Implementing and executing our business strategy successfully; and

-    Continuing to develop and upgrade our technologies and our Web site.

     If we are not successful in implementing all components of our business strategy successfully, our operating results and financial condition may be harmed and our business may fail.

POSSIBLE INABILITY TO GENERATE REVENUES AND PROFITABLE OPERATIONS

     We have earned minimal revenues to date and we are presently not profitable. Our business and marketing strategy contemplates that we will earn revenues from public customers who pay for the broadcast of digital video productions on the Internet via our Web site and through advertising posted on our Web site. If we are not able to generate revenues from these activities or if the revenues generated do not exceed the operating costs of our business, then our business will not be profitable and our business may fail.

ANTICIPATED LOSSES IN FUTURE PERIODS

     We incurred a loss of $71,668 for our first fiscal period ending March 31, 1999. We incurred a loss of $244,262 for the six month period ending September 30, 1999. We expect that our operating expenses will increase as we implement our business and marketing strategy due to the following factors:

- We will incur substantial marketing expense in order to advertise and promote our Web site, to establish a customer base and to increase usage of our Web site.

- We expect that increased usage of our Web site will lead to increased operating expenses and require additional capital expenditures on new computer equipment, software and technology.

- We expect our operating expenses will continue to increase as we expand the technical capabilities of our Web site.

- We expect our operating expenses will increase as we solicit potential customers and complete video productions for customers for broadcast via our Web site.

- We expect our operating expenses will increase as we solicit potential advertisers and attempt to enter into agreements for advertising on our Web site.

- We expect our operating expenses will increase as we undertake to implement programs to monitor usage of our Web site and develop customer profiles of Web site users.

If our operating expenses increase as anticipated, we will realize losses for the foreseeable future.

LOCAL NATURE OF OUR PRESENT OPERATIONS

     We focused our operations initially on public companies located in Vancouver, British Columbia. We are able to provide services to companies located in other markets, but our ability to provide on-location productions has been constrained by financial and manpower limitations. At present, we have produced only a few events outside the Vancouver area. Our objective is to expand production of news and information throughout the United States and Canada, as well as elsewhere. This sort of expansion, however, is subject to available funding and our ability to market our services in diverse areas. There can be no assurance that we will e successful in developing our business plan throughout these areas.

DEPENDENCE ON ADVERTISING REVENUE

     We intend to derive the principal portion of our revenue from the sale of advertising on our Internet site, and we intend that advertising revenue will continue to be the principal source of our revenue in the foreseeable future.

     Our ability to generate advertising revenue will depend on several factors, including:

     -    the continued development of the Internet as an advertising medium,

     -    the pricing of advertising on other Internet sites,

     -    the amount of traffic on our site,

     -    pricing pressures, delays and new product launches,

     - our ability to achieve, demonstrate and maintain user demographics attractive to advertisers, and

     -    our ability to develop and retain a skilled advertising sales force.

     Others engaged in seeking to attract users to their Internet sites have significantly greater assets and substantially larger advertising budgets than we have. These limitations on our advertising budget can be expected to adversely affect our ability to attract users to our site.

     We believe Internet advertising typically slows in the first quarter of the year. Seasonality and cyclicality in the level of Internet advertising expenditures generally could become more pronounced in the future as the Internet becomes more accepted as an advertising vehicle.

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING

     The report of our independent auditors on their audit of our financial statements as of March 31, 1999 contains an explanatory paragraph that describes an uncertainty as to our ability to continue as a going concern due to our recurring losses and the necessity to obtain additional financing. At both March 31, 1999 and December 31, 1999, we did not have available to us the funds necessary to meet our anticipated capital needs. Accordingly, in order to meet our plan of operations, we will need to raise additional capital. We have no present plans or commitments to raise this additional capital. There can be no assurance that any additional financing will be available to us on favorable terms, or at all. If adequate funds are not available or not available on acceptable terms, we may not be able to fund our business plans as we desire, or, develop or enhance services or respond to competitive pressures. Any such inability could have a material adverse effect on our business, results of operations and financial condition. Additional funds raised through the issuance of equity or convertible debt securities, will result in reducing the percentage ownership of our stockholders and, our stockholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of the rights of our Common Stock.

     As a result of our limited Internet operating history, we have limited meaningful historical financial data upon which our planned operating expenses can be based. Accordingly, our anticipated expense levels in the future are based in part on our expectations as to future revenue and will become, to a large extent, fixed. Revenues and operating results generally will depend on the volume of, timing of and ability to complete transactions, which are difficult to forecast.

     In addition, there can be no assurance that we will be able to accurately predict our revenue, particularly in light of the unproven manner in which we intend to derive our Internet revenue, the intense competition for the sale of products and services on the Web, revenue-sharing opportunities, our limited operating history and the uncertainty as to the broad acceptance of the Web as a news broadcasting medium. We may be unable to adjust our spending in a timely manner to compensate for disappointing results of our marketing efforts and efforts to develop Internet revenue, any unexpected revenue shortfall or other unanticipated changes in the Internet industry. Our failure to accurately make such predictions or adjustments in our spending would have a material adverse effect on our business, results of operations and financial condition.

MANAGEMENT OF GROWTH AND RELATIONSHIPS; BRIEF TENURE OF MANAGEMENT; DEPENDENCE ON KEY PERSONNEL

     In developing our business plan, we expect to be required to establish and manage multiple relationships with various strategic providers of services, technology licensors, marketers and other third parties. To date, only a limited number of such relationships have been established. These requirements to enter into these relationships will be exacerbated in the event of our material growth or in the number of third party relationships, and there can be no assurance that our systems, procedures or controls will be adequate to enable us to establish and enter into these relationships, to support any substantial growth in our operations or that our management will be able to implement or manage any growth effectively.

     To effectively manage growth, we must establish, implement and improve operational, financial and management information systems and expand, train and manage our employee base. Our development is and will continue to be substantially dependent on the abilities and performance of our executive officers and other key employees. The loss of the services of any of our executive officers or other key employees could have a material adverse effect on our prospects, business development, and results of operations and financial condition. Competition for senior management, experienced sales and marketing personnel, qualified Web engineers and other employees is and is expected to continue to be intense. There can be no assurance that we will be successful in attracting and retaining such personnel. There can be no assurance that we may not experience difficulty from time to time in hiring and retaining the personnel necessary to support the growth of our business. Our failure to successfully manage our personnel requirements would have a material adverse effect on our business, results of operations and financial condition.

     Our performance is substantially dependent on the continued services and performance of our senior management and other key personnel, including Brian Kathler, President and a Director, Paul Watkins, a Director, Robert Gamon, a Director, David Formosa, a Director, James King, a Director, and Cheryl Watkins, Secretary and Treasurer. Cheryl Watkins is the wife of Paul Watkins. We do not have long-term employment agreements with any of our key personnel and maintain no "key person" life insurance policies. Our future success also depends on our ability to identify, attract, retain and motivate highly skilled, technical, managerial, sales, marketing and customer service personnel. Competition for such persons is intense. We cannot assure you that we will be able to attract or retain such personnel. The failure to do so could have a material adverse effect on our business, financial condition and results of operations.

DEPENDENCE ON THIRD PARTIES FOR INTERNET TRAFFIC

     We believe that traffic originating from links we intend to seek to establish on other Internet sites (particularly search engines, directories and other navigational tools managed by Internet service providers and Web browser companies) will be an important segment of the overall traffic on our Internet site. These linking arrangements are expected to be either short-term contracts and/or be able to be terminated with little notice. There is intense competition for these types of linking arrangements. We cannot assure you that these arrangements will be able to be created or that advertising or links will be available on reasonable commercial terms or at all. Likewise, we cannot assure you that any such relationships, once established, will be maintained and continued. Our failure to establish and retain these links can be expected to adversely affect our ability to attract persons to our site.

DEPENDENCE ON LICENSED TECHNOLOGY

     We rely on certain technology licensed from third parties for use in operating and managing our Internet site and providing related services to users and advertisers. We cannot assure you that such technology licenses will be available at all, that they will be available on reasonable commercial terms or that they will operate as intended.


RISKS APPLICABLE TO INTERNET BUSINESS ACTIVITIES

UNPREDICTABILITY  OF  FUTURE  REVENUE;   POTENTIAL   FLUCTUATIONS  IN  QUARTERLY
OPERATING RESULTS

     As a result of the evolving nature of the Internet and our limited operating history, we cannot accurately forecast our revenue. Current and future expense levels are based principally on anticipated future revenues and, as we increase the scope of our activities, these expenses, to a large extent, will increase and become fixed. Accordingly, we may be unable to adjust spending to compensate for shortfalls in our anticipated revenues. If our revenues do not materialize as anticipated, this could have an immediate material adverse effect on our business, financial condition and results of operations which could lead to an investor's loss of his investment in our company.

     Our quarterly operating results may fluctuate significantly because of a variety of factors, many of which are outside our control, including:

-    overall usage levels of the Internet and of our sites in particular,

-    demand for Internet advertising and the loss of advertisers,

-    seasonal trends in Internet use and advertising,

-    the amount and timing of our capital expenditures,

- costs relating to the expansion of our operations and the introduction of new sites and services and Channels,

-    price competition or pricing changes in Internet advertising, and

-    costs relating to technical difficulties or system downtime.

     Quarterly comparisons of our results of operations are not expected to be a reliable indication of our future performance.

DEPENDENCE ON GROWTH IN INTERNET USE AND ACCEPTANCE AS AN ADVERTISING AND COMMERCE MEDIUM

     Our future revenue will depend largely on the widespread acceptance and use of the Internet as an information source and as an advertising and commerce vehicle. Rapid growth in Internet use is a recent trend and market acceptance of the Internet as an advertising and commercial medium is highly uncertain. The Internet may not be accepted as a viable advertising and commerce medium for distribution of information and engaging in commerce for a number of reasons, including:

     -    inadequate development of the network infrastructure,

     -    inadequate development of enabling technologies,

     -    insufficient commercial support for Internet advertising,

     -    concerns about privacy and security among users, and

     - lack of widely accepted standards for measuring the effectiveness of advertising on the Internet.

RAPID TECHNOLOGICAL CHANGE

     The market for Internet products and services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. We will be required to continually improve the performance, features and reliability of our infrastructure and Internet site, particularly in response to competition and changing customer demands. We cannot assure you that we will be successful in responding rapidly, cost-effectively or adequately to such developments.

COMPETITION

     The business of broadcasting news through the Internet is new, rapidly evolving and extremely competitive. We compete with a variety of other companies who offer competing means of broadcasting financial news and corporate information through the Internet, substantially all of whom are larger and more well established than we are. We expect new competitors to enter into this market due to the expansion of use of the Internet and changes in technology that will increase the ability of companies to use video streaming technology on the Internet. Substantially all of our current competitors have significantly greater financial, technical, marketing and other resources than we do. If we experience increased competition in the business of broadcasting news and video productions on the Internet, our ability to obtain customers and achieve revenues for our services will be limited. In addition, the potential rates that we may be able to charge for advertising on our Web site may decrease if the growth of the Internet and electronic commerce brings increased competition.

     Competition among Internet content providers, including news broadcasters, is intense and is expected to increase significantly in the future. The market for Internet content sites is rapidly evolving and barriers to entry are low, enabling newcomers to launch competitive sites at relatively low cost. We believe we compete most directly with Pseudo Programs, Inc. However, we also generally compete for users and advertisers with a large number of Internet portals, search sites and content aggregators, general news sites (such as those provided by CNN and ABC) and general purpose online service providers (such as America Online and MSN). In addition, we compete with traditional media content businesses such as newspapers, magazines, radio and television. In order to compete successfully and attract users, advertisers and strategic partners, we must provide high quality, engaging content in a timely and cost-effective manner. We cannot assure you that we will be able to do so. Moreover, increased competition could result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, financial condition and results of operations.

NEW SERVICE RISKS

     Our future success may depend in part on our ability to expand our Internet site to include new subject matters and services and other Internet sites. Costs related to developing new content areas and services are expensed as they are incurred while revenue related to these new content areas and services typically builds over time and, accordingly, our profitability from year to year may be adversely affected by the number and timing of new launches. In addition, we cannot assure you that any new areas or services will be developed in a timely or cost-effective manner or that they will be successful.

RISKS ASSOCIATED WITH BRAND DEVELOPMENT

     We believe brand identity is important to attracting and expanding our user base, Internet traffic and advertising and commerce relationships. We believe the significance of brand and name recognition will intensify as the number of Internet sites increases. We cannot assure you that we will be able to continue to develop our brand.

RISK OF CAPACITY CONSTRAINTS AND SYSTEM DISRUPTIONS

     The performance and reliability of our Internet site and network infrastructure are critical to our reputation and ability to attract and retain users, advertisers and strategic partners. Any system error or failure, or a sudden and significant increase in traffic, may result in the unavailability of our site and significantly delay response times. Individual, sustained or repeated occurrences could result in a loss of potential or existing users, advertisers or strategic partners. In addition, because our advertising revenue is expected to directly relate to the number of advertisements we deliver to users, system interruptions or delays would reduce the number of impressions delivered and thereby reduce our revenue.

     Our systems and operations are vulnerable to interruption or malfunction due to certain events beyond our control, including natural disasters, telecommunications failures and computer hacking. We also rely on Web browsers and online service providers to provide Internet access to our sites. We cannot assure you that we will be able to expand our network infrastructure, either internally or through use of third-party hosting systems or service providers, on a timely basis sufficient to meet demand. We presently have only a limited amount of redundant facilities or systems, no formal disaster recovery plan and no sufficient business interruption insurance to compensate for losses that may occur. Any interruption to our systems or operations could have a material adverse effect on our business, financial condition and results of operations.

     Substantially all of our communications hardware and computer hardware is located at a leased facility in Burnaby, British Columbia, Canada. Our systems are vulnerable to damage from earthquake, fire, floods, power loss, telecommunications failures, break-ins and similar events. We do not presently have fully redundant systems and have not yet completed implementing a formal disaster recovery plan. Despite our implementation of network security measures, our servers are also vulnerable to computer viruses, physical or electronic break-ins, attempts by third parties deliberately to exceed the capacity of our systems and similar disruptive problems. If our computer systems fail to operate for any of these reasons, then we will not be able to operate our Web site or achieve revenues from customers and advertisers and our business will be harmed.

SECURITY RISKS

     Our system may be vulnerable to unauthorized access, computer viruses and other security problems. A user who circumvents security measures could misappropriate proprietary information or cause interruptions or malfunctions in our operations. We may be required to expend significant resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. Although we intend to continue to implement industry-standard security measures, such measures may be inadequate.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

     We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally. There are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, a number of legislative and regulatory proposals are under consideration by U.S. and Canadian federal, state, provincial, local and foreign governmental organizations. It is possible that a number of laws or regulations may be adopted with respect to the Internet relating to such issues as user privacy, user screening to prevent inappropriate uses of the Internet by, for example, minors or convicted criminals, taxation, infringement, pricing, content regulation, quality of products and services and intellectual property ownership and infringement. The adoption of any such laws or regulations may decrease the growth in the use of the Internet, which could, in turn, decrease the demand for our community, increase our cost of doing business, or otherwise have a material adverse effect on our business, results of operations and financial condition.

     Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, trademark, trade secret, obscenity, libel and personal privacy is uncertain and developing. Any new legislation or regulation, or application or interpretation of existing laws, could have a material adverse effect on our business, results of operations and financial condition.

There can be no assurance that any legislation will not be enacted in the future that could expose us to substantial liability. Legislation could also dampen the growth in the use of the Web generally and decrease the acceptance of the Web as a communications and commercial medium. The result could, thereby, have a material adverse effect on our business, results of operations and financial condition.

     It is also possible that our use of "cookies" to track demographic information and user preferences and to target advertising may become subject to laws limiting or prohibiting their use. A "cookie" is a bit of information keyed to a specific server, file pathway or directory location that is stored on a user's hard drive, possibly without the user's knowledge. A user is generally able to remove cookies. Germany, for example, has imposed laws limiting the use of cookies, and a number of Internet commentators, advocates and governmental bodies in the United States and other countries have urged the passage of laws limiting or abolishing the use of cookies. Limitations on or elimination of our use of cookies could limit our effectiveness in targeting of advertisements, which could have a material adverse effect on our business, results of operations and financial condition.

     In addition, a number of legislative proposals have been made at the U.S. and Canadian federal, state, provincial and local level that would impose additional taxes on the sale of goods and services over the Internet and certain jurisdictions have taken measures to tax Internet-related activities. The U.S. Congress enacted the Internet Tax Freedom Act on October 21, 1998 which imposes a national moratorium in the United States on state and local taxes on Internet access services, on-line services, and multiple or discriminatory taxes on electric commerce effective October 1, 1998 and ending three years after its enactment. There can be no assurance that, once such moratorium is lifted, some type of U.S. federal and/or state taxes will be imposed upon Internet commerce, and there can be no assurance that such legislation or other attempts at regulating commerce over the Internet will not substantially impair the growth of commerce on the Internet and as a result, our opportunity to derive financial benefit from these activities may be adversely affected.

     In addition to the foregoing areas of recent legislative activities, several telecommunications carriers are currently seeking to have telecommunications over the Web regulated by the U.S. Federal Communications Commission (the "FCC") in the same manner as other telecommunications services. In addition, because the growing popularity and use of the Web have burdened the existing telecommunications infrastructure and many areas with high Web use have begun to experience interruptions in phone service, local telephone carriers have petitioned the FCC to regulate ISPs and OSPs in a manner similar to long distance telephone carriers and to impose access fees on the ISPs and OSPs. If either of these petitions is granted, or the relief sought is otherwise granted, the costs of communicating on the Web could increase substantially, potentially slowing growth in use of the Web. This could, in turn, decrease demand for our services or increase our cost of doing business.

     Due to the global nature of the Web, it is possible that, although our transmissions over the Internet originate primarily in British Columbia, Canada, the governments of various states in the United States and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws. There can be no assurance that violations of local laws will not be alleged or charged by state or foreign governments, that we might not unintentionally violate such laws or that such laws will not be modified, or new laws enacted, in the future. Any of the foregoing developments could have a material adverse effect on our business, results of operations and financial condition.

     In addition, as our services are available over the Internet in multiple foreign countries, provinces, states and other jurisdictions, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each of those jurisdictions. We are qualified to do business only in British Columbia, and our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on our business, results of operations and financial condition.

LIABILITY FOR INFORMATION RETRIEVED FROM THE WEB; ABSENCE OF LIABILITY INSURANCE

     Because materials may be downloaded by users of our Web site and subsequently distributed to others, there is a potential that claims will be made against us for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature, content, publication and distribution of these materials, including financial and other information disseminated by use of our Web site by the small-cap public companies that are our customers. Such claims have been brought, and sometimes successfully pressed, against OSPs for example, in the past. We have received inquiries from time to time from third parties regarding such matters, all of which have been resolved to date without any payments or other material adverse effect on us.

     In addition, the increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impact the overall growth of Internet use. We could also be exposed to liability with respect to the offering of third party content that may be accessible through our Web site, or through content and materials that may be posted by Members on their personal Web sites or chat rooms, or on-line discussions offered by us. Such claims might include, among others, that by directly or indirectly hosting the personal Web sites of third parties, we are liable for copyright or trademark infringement, or other wrongful actions by such third parties through such Web sites.

     It is also possible that if any third party content information provided on our web site contains errors, third parties could make claims against us for losses incurred in reliance on such information. Even to the extent that such claims do not result in liability to us, we could incur significant costs in investigating and defending against such claims. The imposition on us of potential liability for information carried on or disseminated through our systems could require us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of our services to Members and visitors.

     Currently, we do not carry general liability insurance intended to protect us from any liability arising out of the foregoing. In any event, however, insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of our insurance coverage would have a material adverse effect on our business, results of operations and financial condition. In addition, the increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impact the overall growth of Internet use.

RELIANCE ON INTELLECTUAL PROPERTY RIGHTS

     To establish and protect our trademark, service mark and other proprietary rights in its products and services, we rely on a combination of:

     - copyright, unfair competition, trademark, service mark and trade secret laws and

     - confidentiality agreements with our licensees and other third parties and confidentiality agreements and policies covering its employees.

     We cannot assure you that these measures will be adequate, that we will be able to secure registrations for all of its marks in the U.S. or internationally or that third parties will not infringe upon or misappropriate our proprietary rights. Any infringement or misappropriation, or litigation relating to intellectual property rights, may have a material adverse effect on our business, financial condition and results of operations.

     We have applied to the United States Trademark office for registration of "ViaVid" as a trademark in the United States. We have also applied to the Canada Patent and Trademark Office for registration of "ViaVid" as a trademark in Canada. No trademark has been issued to us for "ViaVid" in either the United States or Canada. We are not aware of any other companies currently using the name "ViaVid". We have conducted searches of trademark databases in both the United States and Canada and have not found any registration of the name "ViaVid" as a trademark. There is no assurance that we will be able obtain a trademark for the "ViaVid" name, or that once obtained it will stand up to objections by others who have made prior use of the name. Also, there can be no assurance that we will obtain any significant commercial advantage from this trademark if granted or that we will have the financial resources to protect our rights in the name through legal proceedings or otherwise. It is also possible that our competitors or others will adopt product or service names similar to "ViaVid" or other similar service marks or trademarks, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our inability to protect the name "ViaVid" adequately could have a material adverse effect on our business, results of operations and financial condition.

     Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in Internet-related business are uncertain and evolving. In particular, new registration and ownership priority procedures may be adopted which may make it more difficult for us to retain or obtain desirable domain names.

CONTROL BY PRINCIPAL STOCKHOLDERS AND POTENTIAL CONFLICTS OF INTEREST

     Our officers and Directors own approximately 79% of our outstanding shares of Common Stock. As a result, such persons could elect all the members of our Board. Such persons could also control those actions requiring the approval of the holders of a majority of our voting stock, including amendments to our Articles of Incorporation and any business combinations. Such persons concentration of ownership could prevent a change in control of our company that might otherwise be beneficial to stockholders.

DIFFICULTIES IN CREATING AWARENESS OF OUR WEB SITE

     We believe that development and awareness of our Web site is critical to our success in attracting consumers and advertisers. The importance of customer awareness will increase as low barriers to entry encourage the proliferation of Web sites. We intend to increase our marketing and advertising spending in order to attract and retain users and advertisers, and to promote and maintain awareness of our Web site in response to competitive pressures. If we are unsuccessful in building strong recognition of our Web site and if our marketing efforts are not successful, we will not be successful in attracting customers for our Web site and earning revenues from our Web site with the result that our business will be harmed.

     The success of our business will depend on acceptance of our business format by customers of the video production and Internet broadcast service that we offer. There is no assurance that potential customers will accept the format of our Web site. Potential customers have a variety of competing means for which to disseminate corporate information and news, both via the Internet and through traditional commercial means. If we are not successful in creating an awareness of our Web site and attracting users to our Web site, then we will not be successful in achieving revenues and our business will be harmed.

EXPENSE OF TECHNOLOGICAL DEVELOPMENTS AND EQUIPMENT UPGRADES

     The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and consumer demands. It is possible that the introduction of new technology could render our existing Web site technology and the services we offer obsolete. We anticipate that the introduction of new technology will require us to continually upgrade and change our Web site technology in order to maintain our competitive position and offer competitive services. We anticipate that the incorporation of new technology into our Web site will result in us incurring increased operating expenses. If we are required to incur these expenses and increased revenues do not match these expenses, our business will be harmed. If we do not incorporate new technology into our Web site operations, then our competitive position and our ability to attract customers and advertisers may be harmed.


RISKS APPLICABLE TO THE MARKET FOR OUR COMMON STOCK

NO ACTIVE PRIOR PUBLIC  MARKET FOR COMMON  STOCK;  POSSIBLE  VOLATILITY OF STOCK
PRICE

     Prior to January 4, 2000, there was no active public market for our Common Stock. Since then, our Common Stock has been quoted on the OTC Bulletin Board. There can be no assurance that an active trading market for our Common Stock will be sustained or that the market price of our Common Stock will not decline based upon market or other conditions. The market price may bear no relationship to our revenues, earnings, assets or potential and may not be indicative of our future business performance. The trading price of our Common Stock has been and can be expected to be subject to wide fluctuations in response to variations in our quarterly results of operations, the gain or loss of significant strategic relationships, unanticipated delays in our development, changes in estimates by analysts, announcements of technological innovations or new solutions by us or our competitors, general conditions in the technology and Internet sectors and in Internet-related industries, other matters discussed elsewhere in this Prospectus and other events or factors, many of which are beyond our control.

     In addition, the stock market in general and the technology and Internet sectors in particular have experienced extreme price and volume fluctuations which have affected the market price for many companies in industries similar or related to us and which have been unrelated to the operating performance of these companies. These market fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our Common Stock.

     In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such companies. Such litigation, if instituted, and irrespective of the outcome of such litigation, could result in substantial costs and a diversion of management's attention and resources and have a material adverse effect on our business, results of operations and financial condition.

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of significant amounts of our Common Stock in the public market or the perception that such sales will or could occur could materially and adversely affect the market price of our Common Stock or our future ability to raise capital through an offering of our equity securities. We had, as of January 26, 2000, 6,546,000 shares of common stock outstanding. Of such shares, 5,120,000 shares were held by officers and Directors of the Company. The 5,120,000 shares held by officers and directors, together with an additional 1,017,000 shares, or an aggregate of 6,137,000 shares, are "restricted securities" as such term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 promulgated under the Securities Act. Approximately 409,000 shares of our Common Stock are freely transferable under U.S. Federal securities laws.

     In addition, the effectiveness under the Securities Act of the registration statement of which this Prospectus is a part will enable the offer and sale of the 1,017,000 shares sold in 1999 in the private sale of our securities. These shares are included among the "restricted securities" described above. The sale of these shares or the perception that such sales will or could occur could materially and adversely affect the market price for our Common Stock.

     On January 27, 2000, Kathler Holdings Inc., Paul Watkins, Cheryl Watkins and 549419 BC Ltd., our principal shareholders, notified us that they sold or intend to sell an aggregate of 195,000 shares of Common Stock pursuant to Rule
144. Subsequent to the sale of those shares, the shares become freely transferrable under U.S. Federal securities laws.

     We have filed a Form S-8 registration statement under the Securities Act to register all shares of Common Stock issuable pursuant to outstanding options and all shares of Common Stock reserved for issuance under our 1999 Stock Option Plan. Such registration statement became effective immediately upon filing in December 1999 and the shares issuable on exercise of options granted under the 1999 Stock Option Plan are covered by that registration statement. The shares issuable on exercise of the options granted under the Plan are eligible for sale, subject to Rule 144 limitations applicable to affiliates. As of January 26, 2000, we have options outstanding under the 1999 Stock Option Plan to purchase 300,000 shares at a price of $1.00 per share and 407,000 shares at a price of $3.50 per share. An aggregate of 125,000 shares were issued on exercise of options granted under the 1999 Stock Option Plan on January 5 and 6, 2000 and are included in the shares described above that are freely transferrable under U.S. Federal securities laws. In addition, there are 243,000 shares reserved for the future grant of options under the Plan. We intend to attract employees to work for us through the grant of optios to purchase these shares. These options granted to attract additional employees may be immediately exercisable and the shares freely transferrable. The sale of these shares or the preception that such shares will be sold could have an adverse effect on the market price for our Common Stock.

             CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1996

     With the exception of historical matters, the matters discussed in this prospectus are "forward-looking statements" as defined under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Forward-looking statements made herein include, but are not limited to, the statements in this prospectus regarding our plans and objectives of management for our future operations, including plans or objectives relating to our intentions to provide Internet news broadcasting and other dissemination services and other products or services, as well as any prospective financial information concerning us. These statements appear, among other places, under the following captions: "Summary", "Risk Factors", "Dividend Policy", "Management's Discussion and Analysis of Financial Condition or Plan of Operation", and "Description of Business". Forward-looking statements made in this prospectus include the assumptions made by management as to the future growth and business direction of the Internet, e-commerce through the facilities of the Internet and the role of video production and Internet news broadcasting and dissemination services on the Internet. They also include our beliefs as to the importance of privacy to users, their willingness to divulge certain demographic information regarding themselves, to view our news broadcasting services and programs, as well as our plans to improve the capabilities of our servers and facilities. They also include our beliefs as to the willingness of small-cap public companies to broadcast corporate news and information on the internet and for us to derive revenues from providing this service. We cannot assure you that our assumptions in this regard or our views as to the commercial viability of our business plans discussed herein will prove to be accurate. Likewise, we cannot assure you that we will be successful in growing our user and customer base as we plan, attracting companies to use our Internet based broadcast services for the dissemination of their news information, realizing material amounts of advertising or other revenues or achieving any commercial advantage relative to other Internet companies. Our ability to realize revenues from the business plans discussed herein cannot be assured. If our assumptions are incorrect or our advertising and other growth plans or plans to realize revenues fail to materialize, we may be unsuccessful in developing as a viable business enterprise. Under such circumstance your entire investment will be in jeopardy and may be lost. Our inability to meet our goals and objectives or the consequences to us from adverse developments in general economic or capital market conditions and our inability to raise additional capital could have a material adverse effect on us. We caution you that various risk factors accompany those forward looking statements and are described, among other places, under the caption "Risk Factors" herein, beginning on page 6. They are also described in our Registration Statement on Form 10-SB, as amended, in our Quarterly Reports on Form 10-QSB, and our Current Reports on Form 8-K. These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this prospectus and could adversely affect our financial condition and our ability to pursue our business strategy and plans.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. We will pay all expenses related to the registration of the securities.

                           PRICE RANGE OF COMMON STOCK

     Our Common Stock has been quoted on the OTC Bulletin Board since January 4, 2000 under the symbol VVDB. The following table sets forth the high and low bid quotations on the OTC Bulletin Board for the Company's Common Stock for the period January 4, 2000 through January 25, 2000. Prior to January 4, 2000 there was no active market for our Common Stock.

                                       BID
                                   -------------------------------------------------------
 CALENDAR QUARTER                             HIGH                         LOW
------------------------------------------------------------------------------------------
2000: First Quarter                           $5-1/8                        $1-1/2

(commencing January 4 through
January 25)


     The foregoing amounts, represent inter-dealer quotations without adjustment for retail markups, markdowns or commissions and do not represent the prices of actual transactions. On January 26, 2000, the closing bid quotation for the Common Stock, as reported on the OTC Bulletin Board was $4-3/8.

     As of December 31, 1999, we had approximately 40 shareholders of record.


                                 DIVIDEND POLICY

     We do not intend to pay any dividends on our Common Stock for the foreseeable future. Any determination as to the payment of dividends on our Common Stock in the future will be made by our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial condition and future prospects as well as such other factors as our Board of Directors may deem relevant.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR
                                PLAN OF OPERATION

GENERAL

     Our company was incorporated in January, 1999 under the laws of the state of Nevada. Prior to that time, we conducted operations as ViaVid Broadcasting, Corp., a British Columbia company formed in July, 1994. The British Columbia company was inactive and did not carry on any business operations prior to January, 1999. At that time, it began development of the business described in this prospectus. We continue to carry on our business through the British Columbia company as our wholly owned operating subsidiary. In November 1998, the British Columbia company changed its corporate name to ViaVid Broadcasting Corp.

     We acquired all the outstanding shares of ViaVid Broadcasting Corp. in January, 1999 from Paul Watkins, Cheryl Watkins, 549419 BC Ltd. and Kathler Holdings Inc. in consideration for the issue of a total of 5,100,000 shares of our common stock.

     Our principal executive offices are located at 3955 Graveley Street, Burnaby, British Columbia, Canada V5C 3T4. Our telephone number is (604) 669-0047. Our Web site is located at http://www.viavid.com. Information contained on our Web site does not constitute part of this prospectus.

PLAN OF OPERATION

     Our business objective is to become a leading Internet broadcasting site for public companies and the financial services industry. We intend to achieve this objective by pursuing the following key strategies:

Offering a Corporate News Broadcasting Service to Small-Cap Public Companies.

     We believe that small-cap public companies have not been able to achieve coverage on traditional media based Internet broadcast services such as Bloomberg and CNBC. We believe that there is market demand from small-cap public companies that want to broadcast corporate news and information on the Internet and our objective is to meet this demand by providing Internet broadcasting services to these companies. Our Internet broadcasts will be produced solely for broadcast via the Internet as opposed to being Internet broadcasts of television coverage. We will target public and financial services companies as customers, in order to educate them on the availability of our service and technology.

Awareness of the Web site.

     We have undertaken minimal marketing efforts to date, having focused largely on the development of our Web site. With our Web site and the VBC News 1 Channel now in operation, we are preparing to initiate more significant marketing efforts.

     We operate in a market in which strong brand recognition is critical to differentiating ourselves and attracting a high-level of customer awareness and user traffic. Accordingly, our strategy is to increase our visibility and brand recognition through a variety of marketing and promotional techniques. Specifically, we intend to increase points of access by forming strategic relationships with, and advertising on, leading Web sites. We also propose to provide content for these other Web sites. Prominent positioning on these sites is intended to give our Web site credibility with potential clients who are unfamiliar with our Web site. We also propose to reinforce the ViaVid brand name in users' minds by employing consistent branding from the design of our Web site and logo. There can be no assurance that we will be able to accomplish these objectives.

     We intend to pursue co-marketing arrangements by cross-linking with other Web sites on the Internet. We may post links to other Web sites in return for that site posting our link. We propose to pursue cross-linking only where there is a mutually beneficial synergy with other Web sites.

Promoting Repeat Visits.

     We have designed our Web site with what we believe is an attractive and engaging format in order to enhance the experience of users and to encourage repeat visits. We believe that repeat visits can be further encouraged by the addition of new video content on a daily basis.

Expanding the Capabilities of our Web site.

     We will attempt to continually enhance the functionality and attractiveness of our Web site by regularly updating the technology used to broadcast video information. We propose to expand the capability of our Web site by adding additional channels, including, for example, entertainment, health and lifestyles, and sports, according to what we perceive to be the market demand.

Monitoring Customers and Gathering Data.

     We believe that increased information regarding users of our Web site will assist us in marketing our Web site and increasing revenues. At present, we gather minimal demographic information regarding users of our Web site. We are proposing to expand the capability of our Web site to obtain personal and business profile information on users. This information we believe will assist in marketing the site to advertisers who are prepared to pay for the placement of ads on our Web site. Information regarding the location, nature of business, income level and other marketing criteria of users of our Web site will assist in developing user profiles. We believe user profiles will assist us in marketing our video production and broadcast services.

Expanding the Revenue Generating Capacity of our Web site.

     We intend to pursue alternate revenue streams by streaming and encoding other productions for our site or another Web site, show sponsorship and e-commerce opportunities. We also propose to pursue arrangements with other companies whereby we may earn a commission or fee based on customers referred to Web sites operated by other companies.

LIQUIDITY AND CAPITAL RESOURCES

We currently intend to pursue the following plan of operations during the next twelve months:

     - Continue to develop a customer base of public and financial companies to use our services for digital video productions and Internet broadcasting. We anticipate we will spend approximately $100,000 on this marketing expense over the next twelve month period;

     - Continue to develop the VBC News 1 Channel for broadcast from our Web site. We anticipate we will spend approximately $350,000 on this development expense over the next twelve month period;

     - Evaluate additional channels for broadcast from our Web site, depending on market demand. We anticipate we will spend approximately $50,000 on additional channels over the next twelve month period;

     - Evaluate whether to set up an additional office or offices in additional cities in order to expand our business and meet customer demand. If we proceed to establish additional offices, we anticipate we will spend approximately $150,000 for this purpose over the next twelve month period;

     - Expand our Web site to attempt to extract marketing information and data from users in order to obtain a basis for earning advertising revenue. We anticipate we will spend approximately $10,000 on expansion of our Web site over the next twelve month period;

     - Purchase additional equipment to expand our digital video production studio and video production capabilities. We anticipate we will spend approximately $250,000 on additional production equipment over the next twelve month period.

     Accordingly, we anticipate that we will spend approximately $1,000,000 over the next twelve month period in pursuing our the plan of operations described above. Of these anticipated expenditures, we anticipate that approximately $514,000 will be required to be spent on our plan of operations during the six months ended June 30, 2000. Of this amount, we anticipate we will obtain $105,000 from our operating revenues, $109,000 from the proceeds of recently completed equity financings, and $300,000 from additional equity financings to be completed in the future. In the event we are unable to obtain these funds from these sources, our ability to pursue our business plan will be adversely affected.

     Our actual expenditures and business plan may differ from this stated plan of operations. Although we have no present plans or proposals pending, a strategic alliance relating to one aspect of streaming content or encoding may cause our Board of Directors to modify our plans. In addition, we may modify our plan of operations based on the available amounts of financing in the event that we cannot obtain the required equity financings to complete our plan of operations. We do not have any arrangement in place for any debt or equity financing which would enable us to meet our plan of operations.

     In the event we are not successful in arranging further sales of our common stock or otherwise raising additional equity capital, we anticipate that we could sustain our business operations through June 30, 2000, based on our current cash position and revenues.

     We are currently receiving revenues from video production and hosting services. We anticipate an increase in revenue from production, advertising and hosting video footage and web content if we are successful in increasing our customer base over the next twelve months.

     Notwithstanding the above plan of operations, we anticipate we will experience continuing operating losses in the foreseeable future. We base this expectation in part on the following:

     - We will incur substantial marketing expense in order to advertise and promote our Web site, to establish a customer base and to increase the usage of our Web site.

     - Increased usage of our Web site will lead to increased operating expenses and require additional capital expenditures on new computer equipment, software and technology.

     - Our operating expenses will continue to increase as we expand the technical capabilities of our Web site.

     - Our operating expenses will increase as we solicit potential customers and complete video productions for customers for broadcast via our Web site.

     - Our operating expenses will increase as we solicit potential advertisers and attempt to enter into agreements for advertising on our Web site.

     - Our operating expenses will increase as we undertake to implement programs to monitor usage of our Web site and develop customer profiles of our users.

STATEMENTS OF OPERATIONS

JANUARY 20, 1999 TO MARCH 31, 1999

     REVENUES. Our revenues were $3,436 for the period from January 20 to March 31, 1999. Our revenues resulted primarily from video production, Internet broadcast services and hosting provided to our customers.

Revenues were minimal as it was our start-up period.

     OPERATING EXPENSES. Our operating expenses were $75,104 for the period from January 20 to March 31, 1999.

     NET LOSS. Our net loss was $71,668 or $0.01 per share for the period ended March 31, 1999. Our net loss reflects the fact that we have not earned significant revenues to date.

SIX MONTHS ENDED SEPTEMBER 30, 1999

     REVENUES. Our revenues were $15,553 for the six month period ending September 30, 1999, compared to revenues of $3,436 for the period from January 20, 1999 to March 31, 1999. Our revenues were achieved primarily from video production and Internet broadcast services provided to our customers. We also achieved revenues from hosting services provided to customers.

     Our revenues are minimal in comparison to our operating expenses inasmuch as we are currently in the start-up phase of our operations. We are attempting to increase our future revenues by pursuing our plan of operations described above.

     OPERATING EXPENSES. Our operating expenses were $259,815 for the six month period ending September 30, 1999, compared to operating expenses of $75,104 for the period from January 20, 1999 to March 31, 1999. A substantial portion of our operating expenses were attributable to the start-up and upgrade of the our Web site. We believe that our operating expenses will increase during the next quarter.

     NET LOSS. Our net loss was $244,262, or $0.04 per share, for the six months ending September 30, 1999. Our net loss was $71,668, or $0.01 per share, for the period from January 20, 1999 to March 31, 1999. Our net loss reflects the fact that we have not earned significant revenues to date.

YEAR 2000 ISSUE

     At the end of 1999 there was a concern that computer systems, software packages, and microprocessor dependent equipment could cease to function or generate erroneous data when the Year 2000 arrived. The problem was anticipated with those systems or products that were programmed to accept a two-digit code in date code fields. To correctly identify the Year 2000, a four-digit date code field was required to be what is commonly termed "Year 2000 compliant."

     We completed an assessment of all internal systems and operations to determine Year 2000 compliance. Our assessment included an assessment of computer hardware systems and Web site operations systems. We determined that our internal computer hardware systems and Web site operations systems and operations were Year 2000 compliant.

     We completed an upgrade of all third party licensed software to ensure Year 2000 compliance. We implemented all Year 2000 software patches for the software used by us in our operations, including software patches for our Microsoft operating system. We also investigated the Year 2000 compliance of all computer hardware purchased by us since commencement of operations. We made inquires of our Internet service provider, AT&T Corp., as to the Year 2000 compliance of the Internet service provider's systems and operations and representations were made that our systems and operations are Year 2000 compliant.

     We did not experience any problems with our computer system or Web Site operations as a result of Year 2000 problems. Our Web site and computer systems were able to continue operations without experiencing any down-time or interruptions.

     We estimate that our total internal cost for ensuring Year 2000 compliance for all internal systems to be less than $10,000. We did not incur any external cost in ensuring Year 2000 compliance in view of the fact that we have only recently commenced operations and purchased computer hardware and software on the basis of representations by manufacturers as to Year 2000 compliance.


                             DESCRIPTION OF BUSINESS

     We provide our customers with video production and Internet news broadcasting and dissemination services. We carry on our business on the Internet through our Web site. Our business plan is to develop an internet video broadcasting company that offers a wide variety of video services utilizing streaming video technology to our customers.

     Our business is still in the development stage. We started development of our business in January, 1999. We established our Web site, which we call VBC News 1 Channel, in January, 1999 and commenced commercial operations in March, 1999. We are now in the process of starting video productions for our customers and broadcasting these video productions via the Internet.

     We have also started developing additional Channels, such as entertainment, sports, health and lifestyles, for broadcast from our Web site.

     We are targeting public and financial companies as our customer base for our VBC News 1 Channel. We plan to offer the following services to our customers:

     - Video production of news releases, corporate events and corporate announcements;

     - Broadcast and dissemination of video productions from our Web site over the Internet;

     - Assistance in making video productions available from our customers' Web sites.

     -    Advertising and hosting.

     Our VBC News 1 Channel provides viewers with interviews from company officials at locations throughout the United States and Canada. Broadcasts are produced live and to tape and are archived on our Web site for instant on-demand video. Interviews can also be linked to other companies' sites, allowing us to gain additional viewers from other sites. We are also starting to establish other channels such as the entertainment, health and lifestyles and sports.

     We moved to our new studio and production facilities in Burnaby, British Columbia in November 1999 and are now producing live Internet broadcasts.

FORMAT OF OUR WEB SITE

     We have developed our Web site with the objective of creating a financial resources site in which Internet users can access and view both video productions made for our customers and our own financial news broadcasts. Our Web site has been developed to enable users to access "channels". We launched our first channel, VBC News 1, in the first quarter of 1999. Subject to the availability of sufficient funding, we plan to launch additional channels for broadcast via our Web site.

     An Internet user accessing our Web site is presented with options on which video productions or financial news broadcasts to view. Upon selection, our Web site launches a streaming media program that enables the video production to be viewed by the user more efficiently. "Streaming" is the term used for computer data media files that begin playing at the same time they are being transmitted to the user's computer. As the name streaming suggests, files flow like a stream. Rather than attempting to send a whole reservoir of data at one time, streaming sends the first part of an audio or video clip through the Internet first, and then, while that clip is playing, the rest of the data is sent, arriving in time to be played. To make sure playback is not interrupted if logjams slow the network, the player collects a small backlog of data, called a buffer, before it starts playing the first clip. If the data keeps flowing fast enough, playback is continuous.

Thus, users only have to wait the few seconds it takes to create a buffer before viewing a file, regardless of whether the file lasts 30 seconds or 30 minutes.

     Our Web site also displays our logo and is capable of displaying advertisements from advertisers who have arranged to post their ads on the site.

REVENUE SOURCES

     We intend to generate revenue from the following sources:

-    The video broadcast of public company officials on the VBC News 1 Show.

-    Advertising.

- Encoding and streaming video productions from other sources for use on our site or any other website.

-    Hosting and server storage of video footage and web content.

The Broadcast of Corporate Information

     We currently produce and broadcast corporate overviews, updates, press releases and financial information for publicly traded companies. Our goal is to make these broadcasts a regular part of each customer's financial news dissemination process.

     We intend to broadcast news coverage for both our customers who are paying a fee for the broadcast of news coverage, and for public companies who are not customers where we deem the news coverage to be of interest to our audience. Our objective in broadcasting news coverage for public companies who are not paying customers is to enhance the content of our broadcasts. Our objective is to build and maintain an audience for our customers who are paying for the broadcast of news coverage. We consider that building and maintaining an audience that views our broadcasts as essential to the marketing and sales of our broadcast services. Our charges to customers are intended to range from $3,000 to $20,000 depending on the services the customer requests. Some customers may want to be interviewed two or three times per year. Also, some clients may want advertising as part of their package.

     We perceive that there is demand by public companies with small capitalization's who want to broadcast corporate news via the Internet. We compete against other larger companies who also broadcast financial video on the Internet, including Bloomberg and CNBC. We believe that our Internet broadcast services can be distinguished from the services offered by large Internet broadcast companies such as Bloomberg and CNBC as these large firms do not offer news coverage for small-cap public companies. In addition, these broadcasters do not offer the opportunity for small-cap public companies to pay for Internet news broadcast at affordable rates.

     Our objective is to attract an audience which is interested in small-cap public companies and which does not have any alternative sources from which to view news being broadcast by small-cap public companies.

Advertising

     We anticipate that advertising revenues will be the principal source of our future revenue. We have developed the VBC News 1 Channel to take advantage of advertising revenue while broadcasting news. Advertisements are run throughout our VBC 1 Channel broadcasts. This advertising format has been devised by us in order to increase potential advertising revenues. Advertisements are run throughout the VBC News 1 broadcasts.

Hosting and Storage of Video Footage and Web Content

     We intend to maintain archived video footage produced for our corporate customers on our servers so that the footage can be re-broadcast on demand from the VBC News 1 Channel, the customer's own Web site or other financial sites. We propose to charge our customers a monthly fee for the maintenance and storage of this footage. We propose to evaluate increases in the fee charged if demand for our Internet broadcast services increases.

     We are also intending to offer the service of hosting and updating our customers' Web sites for a monthly fee.

OPERATIONS

     We use independent Internet service providers to provide connectivity to the Internet. We believe that these telecommunication and Internet service facilities are essential to our operation and anticipate upgrading these facilities in the future.

     We produce our news coverage at our studio in Burnaby, British Columbia. We also offer on-location services in Vancouver, British Columbia. If a customer requests on-location services, a news crew will arrive at the customer's office, or any other pre-arranged location, to video the customer's company officials announcing their news. We will then immediately edit the video footage into a streaming Internet video format and broadcast the video footage on our VBC News 1 Channel from our Web site. The video footage may also be broadcast from our customer's own Web site and other strategic financial sites. All footage shown outside of our VBC News 1 Channel will be clearly identified as our footage with ties back to the VBC News 1 Channel. A fee will be charged to our customers for the broadcast and dissemination of this information. We intend to re-evaluate the fees charged if we are successful in achieving market acceptance for our Internet broadcasting services and if demand for our Internet broadcast services increases. We expect that each customer that broadcasts will bring its own audience to our channel that we will attempt to retain through our daily programming.

     We focused our operations initially on public companies located in Vancouver, British Columbia. We are able to provide services to companies located in other markets, but our ability to provide on-location services has been constrained by financial and manpower limitations. At present, we have produced only a few events outside the Vancouver area. Our objective is to expand our production of news and information throughout the United States and Canada, as well as elsewhere. This sort of expansion, however, is subject to available funding and our ability to market our services in diverse areas. There can be no assurance that we will be successful in developing our business plan throughout these areas.

TECHNOLOGY

     We license commercially available technology whenever possible instead of purchasing custom-made software or developing our own software. We believe that this strategy lowers operating costs and allows us to concentrate more fully on creating content for the VBC News 1 Channel and developing new channels.

INTELLECTUAL PROPERTY

     Our performance and ability to compete are dependent to a significant degree on our proprietary intellectual property. We rely on a combination of trademark, copyright and trade secret laws in order to protect our proprietary rights. We also rely on confidentiality agreements and non-compete agreements executed by employees and consultants.

     We have applied to the United States Trademark office for registration of "ViaVid" as a trademark in the United States. We have also applied to the Canada Patent and Trademark Office for registration of "ViaVid" as a trademark in Canada. No trademark has been issued to us for "ViaVid" in either the United States or Canada. We are not aware of any other companies currently using the name "ViaVid". We have conducted searches of trademark databases in both the United States and Canada and have not found any registration of the name "ViaVid" as a trademark. There is no assurance that we will be able obtain a trademark for the "ViaVid" name, or that once obtained it will stand up to objections by others who have made prior use of the name. Also, there can be no assurance that we will obtain any significant commercial advantage from this trademark if granted or that we will have the financial resources to protect our rights in the name through legal proceedings or otherwise. It is also possible that our competitors or others will adopt product or service names similar to "ViaVid" or other similar service marks or trademarks, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our inability to protect the name "ViaVid" adequately could have a material adverse effect on our business, results of operations and financial condition.

     We also rely on a variety of technologies that we license from third parties, including our Internet server software, which is used in our ViaVid Web site to perform key functions. We can provide no assurance, however, that these third-party technology licenses will continue to be available to us on commercially reasonable terms. Our loss or inability to maintain or obtain upgrades to any of these technology licenses, could result in delays in completing enhancements and have a material adverse effect on our business, results of operations and financial condition.

COMPETITION

     In general, business on the Internet is rapidly being developed by companies with greater technical and financial resources than we have. Competitors may target our business directly and may offer services comparable to our services at prices below our cost. There is no assurance that we will have the financial or technical resources to compete with such action or competitors.

     The Internet news dissemination market is new, rapidly evolving and intensely competitive. We expect competition to intensify in the future. We currently or potentially compete with a variety of other companies. These competitors include:

(i) Pseudo Programs, Inc., a private company located in New York, which provides services and content similar to ours,

(ii) a number of indirect competitors that specialize in Internet news broadcasting, Bloomberg and CNBC;

(iii)conventional  news  broadcasting  and  dissemination  services,   including
     television, newspapers, and magazines;

(iv) a variety of other companies that offer services similar to our services.

     We are aware of many competitors that provide both conventional and Internet distribution of print-based news releases and corporate information for small-cap public companies. One example of a competitor in our principal market of Vancouver, British Columbia is Canada Stockwatch Inc., which provides news dissemination services for small-cap public companies using both conventional print media and electronic distribution. Public companies such as Yahoo, Inc. and Microsoft Corporation also provide Internet access to news releases and corporate information released by small-cap companies. We view our Internet broadcast services as being distinct from these print based distribution media sources. Our Internet broadcast service is intended to enable a small-cap company to deliver multi-media presentations with audio and video streaming. We believe these broadcasts have the potential to offer greater impact to the public company's target audience by enabling the viewer to see representatives of the small-cap company delivering a news release or corporate information. Any presentation can be coupled with video images of a customer's business operations and products. The presentation can also be integrated with a customer's marketing information and corporate information, thereby reinforcing the customer's corporate image. We are also able to broadcast events such as shareholder meetings and press interviews that are not typically published in a print-based format.

EMPLOYEES

     We have ten (10) full-time employees, including Mr. Brian Kathler, our President, and Ms. Cheryl Watkins, our Secretary and Treasurer. We have no part-time employees. We conduct our business primarily through agreements with our consultants and arms-length third parties.

     The services of Mr. Brian Kathler, our President, are provided through a consulting agreement with Kathler Holdings Inc., a private company controlled by Mr. Kathler. The services of Mr. Paul Watkins, a Director, are provided through a consulting agreement with Watkins Communications, a private company controlled by Mr. Watkins. The services of Mr. Kathler and Mr. Watkins are provided through consulting agreements with companies controlled by each of Mr. Kathler and Mr. Watkins at the request of Mr. Kathler and Mr. Watkins.

     The services of Mr. Robert Gamon, a Director, are provided through a consulting agreement with 595871 B.C. Ltd., a private company controlled by Mr. Gamon.

     The terms and conditions of these consulting agreements are summarized in the section entitled "Executive Compensation".

     We have no written employment or consulting agreements with any of the above-named persons. None of our employees are represented by a labor union.

RESEARCH AND DEVELOPMENT EXPENDITURES

     We have spent the following amounts on start-up and development expenses since the commencement of our business in January, 1999:

             January 20,1999               to March 31, 1999
             March 31, 1999                to June 30, 1999
           ------------------            ------------------
               $75,104                         $106,511

Start-up and development expenses have consisted of expenses associated with product development, including development of our Web site and the VBC News 1 Channel, business development and market development. We have paid for all start-up and development expenses that we have incurred.

GOVERNMENT REGULATION

     Our subsidiary, ViaVid Broadcasting Corp., is presently qualified to carry on business in the Province of British Columbia, Canada. We may have to qualify to do business in other jurisdictions as our business expands. As our broadcasts will be available over the Internet in multiple states and foreign countries, additional jurisdictions may claim we are required to qualify to do business as a foreign company in each such state or foreign country. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

     Our ability to carry on business and expand may be impacted by new government regulation. Due to the increasing popularity and use of the Internet, new laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of commerce over the Internet and may increase our cost of doing business or otherwise have a harmful effect on our business.

     We believe that acceptance of our business format may increase as more Internet users are able to get high speed access to the Internet as the functionality of our Web site is enhanced using high speed Internet access over conventional access. Government regulation may impact on the timing and rate of introduction of high speed Internet access to consumers. The delay of the wide spread introduction of high speed Internet access may detrimentally impact on our business.

     There are no material environmental protection laws that will apply to or effect our business.

LEGAL PROCEEDINGS

     We are not currently a party to any material legal proceedings.

DESCRIPTION OF PROPERTY

     Our primary business activities are carried on at leased premises located at 3955 Graveley Street, Burnaby, British Columbia V5C 3T4. These premises are comprised of approximately 3,000 square feet and are leased for a term of eight
(8) months expiring on June 30, 2000. We have the option to extend the term of the lease for one additional year expiring June 30, 2001. We believe these facilities are adequate for our current operations.


                   DIRECTORS, EXECUTIVE OFFICERS AND PROMOTERS

     Our executive officers and directors, their respective ages as of January 26, 2000 and the positions they hold with us are as follows:

     NAME                          AGE                        POSITION
Brian Kathler                      36                    President and Director
Paul Watkins                       36                    Director
Robert Gamon                       52                    Director
David Formosa                      42                    Director
James King                         55                    Director
Cheryl Watkins                     31                    Secretary and Treasurer


     Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

     Brian Kathler has been our President and a Director since January, 1999. Mr. Kathler has served as the President and a director of our subsidiary, ViaVid Broadcasting Corp. since October 31, 1998. Prior to joining us, Mr. Kathler was a self-employed computer consultant from July, 1997 to November, 1998. Mr. Kathler provided technical consulting services to several public companies based in Vancouver, British Columbia, Canada as a self-employed computer consultant. Mr. Kathler was a co-founder and a director of Riptide Technologies, a company involved in the business of software consulting, from 1996 to July, 1997. Mr. Kathler was employed as a senior software engineer by MPR Teltech, a company involved in the business of telephone research from 1994 to 1996. Mr. Kathler possesses more than fourteen years of experience in the computer software development, consulting and management industry. Over this fourteen year period, Mr. Kathler has worked in a number of areas of the software development industry ranging from programming to assisting companies in getting started.

     Paul Watkins has been a Director since January, 1999. Mr. Watkins has also served as a director of our subsidiary, ViaVid Broadcasting Corp., since October 31, 1998. Mr. Watkins founded Watkins Communications Inc., an Internet marketing and news dissemination company with clients in the financial industry, in 1994. Mr. Watkins has been the president and director of Watkins Communications Inc. from 1994 to the present. Watkins Communications Inc. has clients listed on the Vancouver Stock Exchange, Alberta Stock Exchange and Toronto Stock Exchange for which it electronically files and disseminates press releases and financial information. Mr. Watkins has a background in computer sciences and has over 10 years experience in the business of investor communications. Paul Watkins and Cheryl Watkins are husband and wife.

     Robert Gamon joined our board of directors on November 23, 1999. Mr. Gamon has been a director of our subsidiary, ViaVid Broadcasting Corp. since November, 1998. Mr. Gamon was an investment advisor with Pacific International Securities of Vancouver, British Columbia from November, 1997 to November, 1999. Mr. Gamon was an investment advisor with Georgia Pacific Securities of Vancouver, British Columbia from 1991 to November, 1997.

     David Formosa joined our board of directors on November 24, 1999. Mr. Formosa is the owner and operator of a number of private companies located in Powell River, British Columbia, including the Shingle Mill Pub & Restaurant, the Powell Lake Marina, the Top of Hill Grocery Store and Gas Bar. Mr. Formosa is also a part-owner of the Lund Hotel and Resort and the Lund R.V. Park, each of which is a privately owned business located in British Columbia. Mr. Formosa is presently the president and a director of RDB Enterprises, Inc., a public company which is traded on the Vancouver Stock Exchange. Mr. Formosa is also a director of Gainey Resources Ltd., a public company which is traded on the Vancouver Stock Exchange. Both RBD Enterprises, Inc. and Gainey Resources Ltd. are presently inactive.

     James King has worked in the video industry since 1990. From February of 1992 to June 1999, Mr. King was President of VTR Video. VTR manufactured and distributed video products in Canada for major Hollywood studios. In June 1999, Technicolor, a manufacturer of video and optical products, purchased VTR Video. Mr. King continues as the head of Technicolor Canada. Mr. King is a graduate of The University of British Columbia, and is a registered Professional Engineer. Prior to 1990 Mr. King worked in management roles with Union Carbide, Gas Products Division. He was a senior consultant with Roy Jorgensen Associates, a firm specializing in Maintenance Management systems for Cities, Municipalities and Provincial Governments.

     Cheryl Watkins has been our Secretary and Treasurer since January, 1999. Ms. Watkins has over 10 years of experience as a legal assistant in the area of securities and corporate commercial work. She co-founded Watkins Communications Inc. with her husband, Paul Watkins, in 1994. Ms. Watkins worked with Watkins Communications Inc. from October, 1997 to present as corporate secretary and as an administrative consultant to publicly traded companies. Ms. Watkins provided administration and legal assistant services to Princeton Financial Services from March, 1997 to July, 1998. Ms. Watkins was employed by Gerald J. Shields Law Corp. from March 1996 to March, 1997 where she provided administration and legal assistant and accounting services. Ms. Watkins was employed by Strategic Capital from February, 1994 to March, 1996 where she provided administration and legal assistant and accounting services.

     Our Directors are elected for terms of one year to hold office until the next annual meeting of the holders of our common stock, as provided by the Nevada Revised Statutes, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.



                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     During the fiscal year ended March 31, 1999 and the six months ended September 30, 1999, no officer or Director received compensation from us in excess of $100,000.

     The following table sets forth the compensation paid or awarded to our President during the fiscal year ended March 31, 1999 for all services rendered to us in that year.

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                               ----------------------------------------- ------------------------------
                                                          BONUS/ANNUAL    SECURITIES      LONG-TERM
          NAME AND                                          INCENTIVE     UNDERLYING      INCENTIVE       ALL OTHER
     PRINCIPAL POSITION          YEAR         SALARY          AWARD         OPTIONS        PAYOUTS      COMPENSATION
--------------------------------------------------------------------------------------------------------------------
Brian Kathler                    1999        $10,037           -0-            (1)            -0-             -0-
--------------------------------------------------------------------------------------------------------------------

(1)  Options granted to Mr. Kathler in 1999 were cancelled in January 2000.


EMPLOYMENT AGREEMENTS

     The services of Brian Kathler, our President, are provided pursuant to a consulting contract dated February 1, 1999 between Kathler Holdings Ltd and us. The following services of Mr. Kathler are provided pursuant to this agreement:
(1) general direction and supervision of our business and financial affairs; (2) overall direction to our management; (3) management of our day to day operations; and (4) performing such other duties and observing such instructions as may be reasonably assigned to Mr. Kathler by our Board of Directors. The agreement has a term of one year. The compensation we pay to Kathler Holdings Inc. was increased from $3,500 per month to $5,000 per month effective August 31, 1999 in accordance with the terms of the agreement that provided for a compensation review after six months from commencement of the agreement. The services of Mr. Kathler under this agreement are on a full time basis.

     The services of Paul Watkins, a director, are provided pursuant to a consulting agreement between Watkins Communications Inc and us. The following services of Mr. Watkins are provided to us pursuant to this agreement: (1) the exercise of general direction and supervision over the marketing and development of our business; (2) providing direction to our management; (3) assisting with our day to day operations; and (4) performing such other duties and observing such instructions as may be reasonably assigned by our Board of Directors. The agreement is for a term of one year. The compensation that we pay to Watkins Communications Inc. was increased from $3,500 per month to $5,000 per month effective August 31, 1999 in accordance with the terms of the agreement which provided for a compensation review after six months from commencement of the agreement. The services of Mr. Watkins under this agreement are on a full time basis

     We employ Cheryl Watkins, our Secretary and Treasurer, to provide administrative, accounting and corporate services. Ms. Watkins is an employee at will without a written employment agreement, and is paid $2,800 per month for her services.

     The services of Robert Gamon, a director, are provided pursuant to a consulting agreement between us, Mr. Gamon and 595871 B.C. Ltd. dated November 1, 1999. The following services of Mr. Gamon are provided to us pursuant to this agreement: (1) supervising the financing activities of the Company; (2) advising the Company on its capital structure and the structure of future financings; and
(3) performing such other duties and observing such instructions as may be reasonably assigned by our Board of Directors. The agreement is for a term of one year commencing November 1, 1999. The compensation that we pay to 595871 B.C. Ltd. is $5,000 per month. The services of Mr. Gamon under this agreement are on a full time basis.

     We believe that the compensation paid to Kathler Holdings Inc., Watkins Communications Inc., 595871 B.C. Ltd. and Ms. Cheryl Watkins is below market compensation rates for companies in our industry. The consultant fees paid to Kathler Holdings Inc. and Watkins Communications Inc. were increased effective August 31, 1999 to bring these rates of remuneration closer to market rates. We believe that the terms of the agreements with Kathler Holdings Inc., Watkins Communications Inc., 595871 B.C. Ltd. and Ms. Cheryl Watkins are at least as fair to us as would have been obtained from an unrelated third party in an arms-length negotiation.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     We acquired our subsidiary, ViaVid Broadcasting Corp., from Paul Watkins, Cheryl Watkins, 549419 BC Ltd. and Kathler Holdings Inc. in consideration for the issue of 5,100,000 shares of our common stock issued as follows:

- Kathler Holdings Inc. was issued 1,700,000 shares. Kathler Holdings Inc. is a private company controlled by Brian Kathler, our President and a Director.

-    Paul Watkins, a Director, was issued 850,000 shares.

-    Cheryl Watkins, our Secretary and Treasurer, was issued 850,000 shares.

- 549419 BC Ltd. was issued 1,700,000 shares. 549419 BC Ltd. is a private company controlled by Robert Gamon, a Director.

     We have entered into a consulting contract with Kathler Holdings Inc. for the services of Brian Kathler, our President and a Director. We have also entered into a consulting contract with Watkins Communications Inc. for the services of Mr. Paul Watkins, a Director.

     We have also repaid the following loans to our shareholders and directors:

            Shareholder/Director                        Loan Repayment
            --------------------                        --------------
            Kathler Holdings Inc.                       $3,240.56
            549519 B.C. Ltd.                            $4,520.00
            Paul Watkins                                $4,790.39

     We have no other loans outstanding to any of our officers, Directors or principal shareholders. The loans were repaid out of the proceeds from the sale of our securities.



                              SELLING SHAREHOLDERS

     The following table sets forth the aggregate numbers of securities beneficially owned by each Selling Shareholder as of January 26, 2000 and the aggregate number of securities registered hereby that each Selling Shareholder may offer and sell pursuant to this Prospectus. Because the Selling Shareholders may sell all or a portion of the securities at any time and from time to time after the date hereof, no estimate can be made of the number of shares of Common Stock that each Selling Shareholder may retain upon the completion of the Offering. The shares of Common Stock have been included in this Prospectus pursuant to contractual rights granted to the Selling Shareholders to have their shares of Common Stock registered under the Securities Act.

                                                                                   TOTAL  NUMBER OF SHARES TO BE OFFERED
NAME OF SELLING SHAREHOLDER                SHARES OWNED PRIOR TO THIS OFFERING(1)  FOR SELLING SHAREHOLDERS ACCOUNT(2)
---------------------------                --------------------------------------  -------------------------------------
David Jones                                                90,000                                  90,000
Susan Winkler                                             132,500                                 100,000
Ross Johl                                                  15,000                                  10,000
Mario Barche                                              100,000                                 100,000
Marose Holdings Ltd.                                       20,000                                  20,000
Andreas Linz                                               50,000                                  50,000
Tri-Star Management Ltd.                                   10,000                                  10,000
Fidra Holdings Ltd.                                       287,000                                 287,000
Bank Von Ernst & Co. Ltd.                                  30,000                                  30,000
David Redick                                                5,000                                   5,000
Keith Burechailo                                           15,000                                  15,000
Adrian O. Watson                                           15,000                                  15,000
Roy Bennett                                                 5,000                                   5,000
Ronald Jones                                              300,000                                 300,000


(1)Except as otherwise noted, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.
(2)Assumes that none of the selling shareholders sells shares of common stock not being offered hereunder or purchases additional shares of common stock.

                              PLAN OF DISTRIBUTION

     The Selling Securityholders may sell or distribute some or all of the Common Stock from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, including pledgees, in transactions (which may involve block transactions) on the OTC Bulletin Board(R) or in privately negotiated transactions (including sales pursuant to pledges), or in a combination of such transactions. Such transactions may be effected by the Selling Securityholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved.

     The Selling Securityholders and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor the Selling Securityholders can presently estimate the amount of such compensation. We do not know of any existing arrangements between the Selling Securityholders and any underwriter, broker, dealer or other agent relating to the sale or distribution of the Selling Securityholders' Securities.

     Under applicable rules and regulations currently in effect under the Exchange Act, any person engaged in a distribution of any of the shares of Common Stock may not simultaneously engage in market activities with respect to the Common Stock for a period of five business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M thereunder, which provisions may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Securityholders. All of the foregoing may affect the marketability of the Common Stock.

     We will pay substantially all of the expenses incident to this offering of the Securities to the public other than commissions and discounts of underwriters, brokers, dealers or agents. The Selling Securityholders may indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of the securities against certain liabilities, including liabilities arising under the Securities Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of January 26, 2000, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

NAME AND ADDRESS                    AMOUNT                    PERCENT
OF BENEFICIAL OWNER                                           OF CLASS(1)
-------------------                                           -----------
Brian Kathler (2)                   1,700,000 shares          25.0%
Director, President
40 - 16061 85th Avenue
Surrey, BC  V4N 4Y5

Paul Watkins                        850,000 shares            12.5%
Director
187 East Braemar Road
North Vancouver, BC  V7N 1P7

Cheryl Watkins                      850,000 shares            12.5%
Secretary and Treasurer
187 East Braemar Road
North Vancouver, BC  V7N 1P7

Robert Gamon (3)                    1,700,000 shares          25.0%
Director
4768 Woodgreen
West Vancouver, BC

David Formosa                       210,000 shares(4)          3.0%
Director
3307 Hernando Ave.
Powell River, BC

James King                          55,000 shares(5)           1.0%
Director
34 Kern Road
Don Mills, Ont. M3B 1T1

All Officers and Directors          5,135,000 shares          79.0%
as a Group (6 persons)
--------------------------------------------------------------------------------

(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at January 26, 2000. As of January 26, 2000, there were 6,546,000 shares of the Company's common stock issued and outstanding. In addition, there were 230,000 shares subject to options exercisable within 60 days of the date of this registration statement.

(2) The 1,700,000 shares of common stock beneficially owned by Brian Kathler are registered in the name of Kathler Holdings Inc., a private company controlled by Mr. Kathler.

(3) The 1,700,000 shares of common stock beneficially owned by Robert Gamon are registered in the name of 549419 BC Ltd., a private company controlled by Mr. Gamon.

(4) Includes 180,000 shares issuable on exercise of an option at $1.00 per share. Also includes 10,000 shares held by Mr. Formosa's wife, as to which he disclaims a beneficial interest.

(5) Includes 50,000 shares issuable on exercise of an option at $3.50 per share. Also includes 5,000 shares held by Mr. King's wife, as to which he disclaims a beneficial interest.


                            DESCRIPTION OF SECURITIES

GENERAL

     Our authorized capital stock consists of 25,000,000 shares of common stock at a par value of $0.001 per share.

     The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Nevada law.

COMMON STOCK

     As of January 26, 2000, there were 6,546,000 shares of our common stock issued and outstanding that were held by approximately 40 stockholders of record.

     Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to our Articles of Incorporation.

     Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

     All shares offered by the selling stockholders are validly issued, fully paid and non-assessable shares of our capital stock.


            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

     Our directors and officers are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS

     Certain legal matters relating to the Common Stock offered hereby have been passed upon for us by William S. Clarke, P.A., Princeton, New Jersey.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Our consolidated balance sheet as of March 31, 1999 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the period ended March 31, 1999, appearing elsewhere in this Prospectus, have been included herein in reliance on the report of Davidson & Company, chartered accountants, given on the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

1.   Report of Independent Accountants

2.   Audited Financial Statements:

     a.   Consolidated Balance Sheet as of March 31, 1999

     b. Consolidated Statements of Operations for the period ending March 31,
     1999

     c. Consolidated Statements of Stockholders Equity for the period ending March 31,1999

     d. Consolidated Statements of Cash Flows for the period ending March 31,
     1999

     e.   Notes to Audited Financial Statements

3.   Unaudited Financial Statements:

     a.   Consolidated Balance Sheet as of September 30, 1999

     b. Consolidated Statement of Operations for the six months ended September 30, 1999

     c. Consolidated Statement of Stockholders Equity for the six months ended September 30, 1999

     d. Consolidated Statements of Cash Flows for the six months ended September 30, 1999

     e.   Notes to Unaudited Financial Statements

                            VIAVID BROADCASTING INC.
                          (A DEVELOPMENT STAGE COMPANY)


                        CONSOLIDATED FINANCIAL STATEMENTS



                                 MARCH 31, 1999

--------------------------------------------------------------------------------
DAVIDSON & COMPANY       Chartered Accountants     A Partnership of Incorporated
Professionals
--------------------------------------------------------------------------------



                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
ViaVid Broadcasting Inc.
(A Development Stage Company)


We have audited the consolidated balance sheets of ViaVid Broadcasting Inc. as at March 31, 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for the period from incorporation on January 20, 1999 to March 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 1999 and the results of its operations and the changes in its shareholders' equity and cash flows for the period from incorporation on January 20, 1999 to March 31, 1999 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that ViaVid Broadcasting Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's loss from operations raises substantial doubt as to the Company's ability to continue as a going concern unless the company attains future profitable operations and/or obtains additional financing. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might result from the outcome of this uncertainty.

                                                            "DAVIDSON & COMPANY"

Vancouver, Canada                                          Chartered Accountants

May 3, 1999
(except as to Notes 1 and 8,
which are as of August 18, 1999)


                   A Member of Accounting Group International
                   ------------------------------------------
          Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O.
            Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
AS AT MARCH 31, 1999

============================================================================================= ===============
ASSETS

CURRENT
    Cash                                                                                      $      163,406
    Accounts receivable                                                                                6,841
                                                                                              --------------
                                                                                                     170,247

CAPITAL ASSETS (Note 4)                                                                               17,510
                                                                                              --------------
                                                                                              $      187,757
============================================================================================= ===============


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT
    Accounts payable and accrued liabilities                                                  $        6,866
    Due to related parties (Note 5)                                                                    8,459
                                                                                              --------------
                                                                                                      15,325
                                                                                              --------------

SHAREHOLDERS' EQUITY
    Capital stock
       Authorized
              25,000,000  common shares with a par value of $0.001 per share
       Allotted but not issued
               5,884,000  common shares                                                                5,884
    Additional paid-in capital                                                                       238,216
    Deficit accumulated during the development stage                                                 (71,668)
                                                                                              --------------
                                                                                                     172,432
                                                                                              --------------
                                                                                              $      187,757
============================================================================================= ===============







              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
PERIOD FROM INCORPORATION ON JANUARY 20, 1999 TO MARCH 31, 1999

============================================================================================= ===============
REVENUE                                                                                       $        3,436
                                                                                              --------------

EXPENSES
    Consulting                                                                                        36,814
    Depreciation                                                                                       8,049
    Office and miscellaneous                                                                           7,109
    Professional fees                                                                                  9,931
    Rent                                                                                               7,798
    Salary and benefits                                                                                4,289
    Telephone                                                                                          1,114
                                                                                              --------------
                                                                                                      75,104
                                                                                              --------------

LOSS FOR THE PERIOD                                                                           $      (71,668)
============================================================================================= ===============

LOSS PER SHARE                                                                                $        (0.01)
============================================================================================= ===============








              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
PERIOD FROM INCORPORATION ON JANUARY 20, 1999 TO MARCH 31, 1999

=============================================== ============================== =============== =============== ===============
                                                        Common Stock                                  Deficit
                                                ------------------------------                    Accumulated
                                                                                   Additional      During the
                                                        Number                        Paid-in     Development
                                                     of Shares         Amount         Capital           Stage           Total
----------------------------------------------- --------------- -------------- --------------- --------------- ---------------

Allotted shares for acquisition (Note 3)             5,100,000  $       5,100  $           -   $           -   $        5,100

Allotted shares for cash at $0.01 per share            500,000            500           4,500              -            5,000

Allotted shares for cash at $0.50 per share            100,000            100          49,900              -           50,000

Allotted shares for cash at $1.00 per share            184,000            184         183,816              -          184,000

Loss for the period                                         -              -               -          (71,668)        (71,668)
                                                --------------  -------------  --------------  --------------  --------------

BALANCE AT MARCH 31, 1999                            5,884,000  $       5,884  $      238,216  $      (71,668) $      172,432
=============================================== =============== ============== =============== =============== ===============










              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
PERIOD FROM INCORPORATION ON JANUARY 20, 1999 TO MARCH 31, 1999

============================================================================================== ============== ===============

CASH PROVIDED BY (USED IN):

OPERATING ACTIVITIES
    Loss for the period                                                                                       $     (71,668)
    Items not affecting cash
       Depreciation                                                                                                   2,614
       Write-down of goodwill                                                                                         5,435

    Changes in non-cash working capital items
       Increase in accounts receivable                                                                               (6,841)
       Increase in accounts payable                                                                                   6,866
                                                                                                              -------------

    Net cash used in operating activities                                                                           (63,594)
                                                                                                              -------------

INVESTING ACTIVITIES
    Acquisition of capital assets                                                                                   (20,124)
    Acquisition of subsidiary                                                                                          (335)
                                                                                                              -------------

    Net cash used in investing activities                                                                           (20,459)
                                                                                                              -------------

FINANCING ACTIVITIES

    Proceeds from allotted shares                                                                                   239,000
    Loans from related parties                                                                                        8,459
                                                                                                              -------------

    Net cash provided by financing activities                                                                       247,459
                                                                                                              -------------

CASH, END OF PERIOD                                                                                           $     163,406
============================================================================================== ============== ===============

SUPPLEMENTAL DISCLOSURE FOR NON-CASH OPERATING, INVESTING, AND FINANCING ACTIVITIES
    Allotted shares for purchase of subsidiary                                                                $       5,100
    Cash paid during the period for interest                                                                             -
    Cash paid during the period for income taxes                                                                         -
============================================================================================== ============== ===============







              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1999

1.   NATURE AND CONTINUANCE OF OPERATIONS

     ViaVid Broadcasting Inc., a Nevada corporation, was incorporated on January 20, 1999. On January 27, 1999, the Company completed the acquisition of ViaVid Broadcasting Corp., a Canadian company operating in Vancouver, British Columbia, Canada.

     The Company was incorporated in order to create a global internet video broadcasting company that offers a network of video services utilizing streaming video technology. The Company has developed the ViaVid Investment News Channel, a site geared to take maximum advantage of advertising revenue while broadcasting its news.

     The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a loss of $71,668 for the period from inception to March 31, 1999. The Company anticipates expending approximately $1,000,000 over the next twelve month period in pursuing its anticipated plan of operations. The Company anticipates covering these costs by operating revenues and additional equity financing. The Company is presently undertaking an offering of 1,000,000 common shares of the Company at $1.00 per share to persons who are "Non - U.S. Persons" in accordance to Regulation S of the United States Securities Act of 1933. To date, the Company has received $130,000 of this offering which, once fully completed, will enable the Company to complete its anticipated plan of operations. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

     The Company is currently receiving revenues for video production and hosting services. The Company anticipates an increase in revenue for production, advertising and hosting video footage and web content if the Company is successful increasing its viewership over the next twelve months.

2.   SIGNIFICANT ACCOUNTING POLICIES

     In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the year. Actual results in future periods could be different from these estimates made in the current year. The following is a summary of the significant accounting policies of the Company:

     PRINCIPLES OF CONSOLIDATION

     These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, ViaVid Broadcasting Corp. All significant inter-company balances and transactions have been eliminated.

     START-UP AND DEVELOPMENT COSTS

     Since Inception, certain expenditures have been incurred primarily for product development, business development, market development and financing purposes. While these expenditures are intended to benefit future periods, the Company follows the accounting policy of expensing as incurred those expenditures not identified with specific projects or financing activities.

2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

     CAPITAL ASSETS

     Capital assets are recorded at cost and are depreciated over their useful lives on the declining balance method at the following rates:

          Computer equipment                                 30%
          Office furniture                                   20%
          Telephone and video equipment                      20%

     FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, accounts payable and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

     REVENUE RECOGNITION

     Revenue is recognized once the filming and editing has been completed.

     FOREIGN CURRENCY TRANSLATION

     Financial statements of the Company's foreign subsidiary are translated using the temporal method whereby all monetary assets and liabilities are translated into U.S. dollars at the rate of exchange at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Income and expenses are translated at rates which approximate those in effect on transactions dates. Gains and losses arising from restatement of foreign currency monetary assets and liabilities at each period end are included in earnings.

     LOSS PER SHARE

     Loss per share is calculated using the weighted average number of shares allotted during the period.

     SEGMENTED INFORMATION

     The Company conducts substantially all of its operations in Canada in one business segment.

3.   ACQUISITION OF VIAVID BROADCASTING CORP.

     On January 27, 1999, the Company completed the acquisition of ViaVid Broadcasting Corp. ("VBC"), a related company having common directors and officers. VBC is a Canadian company incorporated under the laws of British Columbia on July 26, 1994. VBC was inactive from incorporation until October 30, 1998 when it changed its name from 477504 British Columbia Ltd. to ViaVid Broadcasting Corp.

     The Company acquired VBC pursuant to a share exchange agreement whereby the Company agreed to issue 5,100,000 common shares to the shareholders of VBC in exchange for their 3,000 common shares. The Company has accounted for this transaction as a capital transaction. For accounting purposes, the financial statements of the Company and its subsidiary are deemed to have been combined for the prior and current accounting periods. As of the date of acquisition, VBC held no significant assets and liabilities and the accumulated losses to January 27, 1999 was $355.

4.   CAPITAL ASSETS

========================================== =============== ============== ===============
                                                            Accumulated             Net
                                                     Cost   Depreciation      Book Value
------------------------------------------ --------------- -------------- ---------------
Computer equipment                         $       12,034  $        1,805 $       10,229
Office furniture                                    5,503             550          4,953
Telephone and video equipment                       2,587             259          2,328
                                           --------------  -------------- --------------

                                           $       20,124  $        2,614 $       17,510
========================================== =============== ============== ===============


5.   CAPITAL STOCK

     STOCK OPTIONS AND WARRANTS

     There are no options or warrants to purchase common shares outstanding at March 31, 1999.

6.   RELATED PARTY TRANSACTIONS

     During the period, the Company entered into the following transactions with related parties:

     a)   Paid consulting fees as follows:

          -    $20,074 to two directors of the Company

          -    $6,574 to an officer of the Company

          -    $1,673 to a director of the subsidiary

     b)   Paid salary of $4,015 to an officer of the Company.

     c) The Company purchased from three directors, computer equipment totaling $4,410. These same directors advanced loans to the Company of $4,049.

7.   INCOME TAXES

     The Canadian operating loss for the period to date of $71,668, may be carried forward and applied against taxable income in future years. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements.

8.   UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may incorrectly recognize the year 2000 as some other date, resulting in errors. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000 and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

9.   SUBSEQUENT EVENT

     Subsequent to March 31, 1999, the Company is offering 1,000,000 common shares at $1.00 per share to persons who are "Non - U.S. Persons" in accordance with Regulation S of the United States Securities Act of 1933. The Company has received $130,000 of this offering.

                            VIAVID BROADCASTING INC.
                          (A DEVELOPMENT STAGE COMPANY)


                        CONSOLIDATED FINANCIAL STATEMENTS


                                   (UNAUDITED)


                               SEPTEMBER 30, 1999

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
(Unaudited at September 30, 1999)

=========================================================================================== ================= ===============
                                                                                               September 30,       March 31,
                                                                                                        1999            1999
------------------------------------------------------------------------------------------- ----------------- ---------------

ASSETS

CURRENT
    Cash                                                                                    $      187,007    $      163,406
    Accounts receivable                                                                             19,945             6,841
                                                                                            --------------    --------------

                                                                                                   206,952           170,247

CAPITAL ASSETS (Note 4)                                                                            129,605            17,510
                                                                                            --------------    --------------

                                                                                            $      336,557    $      187,757
=========================================================================================== ================= ===============


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT
    Accounts payable and accrued liabilities                                                $        4,469    $        6,866
    Due to related parties                                                                           3,918             8,459
                                                                                            --------------    --------------

                                                                                                     8,387            15,325
                                                                                            --------------    --------------

SHAREHOLDERS' EQUITY
    Capital stock
       Authorized
              25,000,000  common shares with a par value of $0.001 per share
       Issued
               6,284,000  common shares (5,884,000 at March 31, 1999)                                6,284             5,884
    Additional paid-in capital                                                                     637,816           238,216
    Deficit accumulated during the development stage                                              (315,930)          (71,668)
                                                                                            --------------    --------------

                                                                                                   328,170           172,432
                                                                                            --------------    --------------

                                                                                            $      336,557    $      187,757
=========================================================================================== ================= ===============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company) CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited at September 30, 1999)

======================================================================= ================== ================== ===============
                                                                                                                Period From
                                                                          Cumulative                            Incorporation
                                                                          From               Six Month          on January
                                                                          Incorporation      Period Ended       20, 1999 to
                                                                          to September 30,   September          March 31,
                                                                          1999               30, 1999           1999
----------------------------------------------------------------------- ------------------ ------------------ ---------------

REVENUE                                                                     $      18,989  $       15,553     $        3,436
                                                                            -------------  --------------     --------------


EXPENSES
    Consulting                                                                    123,972          87,158             36,814
    Depreciation                                                                   28,227          20,178              8,049
    Internet, website and graphics                                                 39,644          39,644                  -
    Office and miscellaneous                                                       40,437          33,328              7,109
    Professional fees                                                              36,236          26,305              9,931
    Rent                                                                           24,796          16,998              7,798
    Salary and benefits                                                            24,669          20,380              4,289
    Telephone                                                                       5,153           4,039              1,114
    Travel and entertainment                                                       11,785          11,785                  -
                                                                            -------------  --------------     -------------

                                                                                  334,919         259,815             75,104
                                                                            -------------  --------------     --------------

LOSS FOR THE PERIOD                                                         $    (315,930) $     (244,262)    $      (71,668)
======================================================================= ================== ===============    ===============

LOSS PER SHARE                                                              $       (0.05) $        (0.04)    $        (0.01)
======================================================================= ================== ===============    ===============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company) CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (Unaudited at September 30, 1999)

========================================== =================================== =============== ================== ===============
                                                                                                         Deficit
                                                      Common Stock                                   Accumulated
                                           -----------------------------------     Additional         During the
                                                 Number                               Paid-in        Development
                                                of Shares              Amount         Capital              Stage           Total
------------------------------------------ -------------------- -------------- --------------- ------------------ ---------------

Issued shares for acquisition (Note 3)          5,100,000       $       5,100  $           -   $            -     $        5,100

Issued shares for cash at $0.01 per share         500,000                 500           4,500               -              5,000

Issued shares for cash at $0.50 per share         100,000                 100          49,900               -             50,000

Issued shares for cash at $1.00 per share         184,000                 184         183,816               -            184,000

Loss for the period                                     -                   -               -         (71,668)           (71,668)
                                           --------------       -------------  --------------  --------------     --------------

Balance at March 31, 1999                       5,884,000               5,884         238,216         (71,668)           172,432

Allotted shares for cash                          105,000                 105         104,895              -             105,000

Loss for the period                                     -                   -               -        (244,262)          (244,262)
                                           --------------       -------------  --------------  --------------     --------------

Balance at September 30, 1999                   6,284,000       $       6,284  $      637,816  $     (315,930)    $      328,170
=========================================  ==============       =============  ==============  ==============     ==============



              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company) CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited at September 30, 1999)

======================================================================= =================== ================= ===================
                                                                                                                     Period From
                                                                        Cumulative          Six Month              Incorporation
                                                                        From                Period Ended              on January
                                                                         Incorporation      September                20, 1999 to
                                                                        to September        30, 1999                   March 31,
                                                                        30,1999                                             1999
----------------------------------------------------------------------- ------------------- ----------------- -------------------

CASH PROVIDED BY (USED IN):

OPERATING ACTIVITIES
    Loss for the period                                                 $      (315,930)    $      (244,262)  $       (71,668)
    Items not affecting cash
       Depreciation                                                              22,792              20,178             2,614
       Write-down of goodwill                                                     5,435                   -             5,435

    Changes in non-cash working capital items
       Increase in accounts receivable                                          (19,945)            (13,104)           (6,841)
       Increase in accounts payable                                               4,469              (2,397)            6,866
                                                                        ---------------     ----------------  ---------------

    Net cash used in operating activities                                      (303,179)           (239,585)          (63,594)
                                                                        ---------------     ---------------   ---------------

INVESTING ACTIVITIES
    Acquisition of capital assets                                              (152,397)           (132,273)          (20,124)
    Acquisition of subsidiary                                                      (335)                  -              (335)
                                                                        ---------------     ---------------   ---------------

    Net cash used in investing activities                                      (152,732)           (132,273)          (20,459)
                                                                        ---------------     ---------------   ---------------

FINANCING ACTIVITIES
    Proceeds from common shares                                                 639,000             400,000           239,000
    Loans from related parties                                                    3,918              (4,541)            8,459
                                                                        ---------------     ----------------- ---------------

    Net cash provided by financing activities                                   642,918             395,459           247,459
                                                                        ---------------     ---------------   ---------------

CHANGE IN CASH FOR THE PERIOD                                                   187,007              23,601           163,406

CASH, BEGINNING OF PERIOD                                                                           163,406                 -
                                                                        ---------------     ---------------   ---------------

CASH, END OF PERIOD                                                     $       187,007     $       187,007   $       163,406
======================================================================= ===============     ===============   ===============

SUPPLEMENTAL DISCLOSURE FOR NON-CASH OPERATING, INVESTING, AND
    Shares for purchase of subsidiary                                   $             -     $             -   $         5,100
    Cash paid during the period for interest                                        222                 222                 -
    Cash paid during the period for income taxes                                      -                   -                 -
======================================================================= ===============     ===============   ===============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company) NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Unaudited at September 30, 1999)
================================================================================

1.   NATURE AND CONTINUANCE OF OPERATIONS

     ViaVid Broadcasting Inc., a Nevada corporation, was incorporated on January 20, 1999. On January 27, 1999, the Company completed the acquisition of ViaVid Broadcasting Corp., a Canadian company operating in Vancouver, British Columbia, Canada.

     The Company was incorporated in order to create a global internet video broadcasting company that offers a network of video services utilizing streaming video technology. The Company has developed the ViaVid Investment News Channel, a site geared to take maximum advantage of advertising revenue while broadcasting its news.

     The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a loss of $315,875 for the period from inception to September 30, 1999. The Company anticipates expending approximately $1,000,000 over the next twelve month period in pursuing its anticipated plan of operations. The Company anticipates covering these costs by operating revenues and additional equity financing. The Company completed an offering of 497,000 common shares of the Company at $1.00 per share to persons who are "Non U.S. Persons" in accordance with Regulation S of the United States Securities Act of 1933 during the period from May 15, 1999 to October 7, 1999. The Company also completed an offering of 35,000 shares of its common stock pursuant to Regulation D of the Securities Act of 1933 on November 8, 1999. The Company requires additional financing in order to enable the Company to complete its anticipated plan of operations. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

     The Company is currently receiving revenues for video production and hosting services. The Company anticipates an increase in revenue for production, advertising and hosting video footage and web content if the Company is successful in increasing its viewership over the next twelve months.

2.   SIGNIFICANT ACCOUNTING POLICIES

     In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results in future periods could be different from these estimates made in the current period. The following is a summary of the significant accounting policies of the
     Company:

     PRINCIPLES OF CONSOLIDATION

     These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, ViaVid Broadcasting Corp. All significant inter-company balances and transactions have been eliminated.

     START-UP AND DEVELOPMENT COSTS

     Since inception, certain expenditures have been incurred primarily for product development, business development, market development and financing purposes. While these expenditures are intended to benefit future periods, the Company follows the accounting policy of expensing as incurred those expenditures not identified with specific projects or financing activities.

     CAPITAL ASSETS

     Capital assets are recorded at cost and are depreciated over their useful lives on the declining balance method at the following rates:

             Computer equipment                               30%
             Office furniture                                 20%
             Telephone equipment                              20%
             Video equipment                                  20%

     FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, accounts payable and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

     REVENUE RECOGNITION

     Revenue is recognized once the filming and editing has been completed.

     FOREIGN CURRENCY TRANSLATION

     Financial statements of the Company's foreign subsidiary are translated using the temporal method whereby all monetary assets and liabilities are translated into U.S. dollars at the rate of exchange at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Income and expenses are translated at rates which approximate those in effect on transactions dates. Gains and losses arising from restatement of foreign currency monetary assets and liabilities at each period end are included in earnings.

     LOSS PER SHARE

     Loss per share is calculated using the weighted average number of shares allotted during the period.

     SEGMENTED INFORMATION

     The Company conducts substantially all of its operations in Canada in one business segment.

3.   ACQUISITION OF VIAVID BROADCASTING CORP.

     On January 27, 1999, the Company completed the acquisition of ViaVid Broadcasting Corp. ("VBC"), a related company having common directors and officers. VBC is a Canadian company incorporated under the laws of British Columbia on July 26, 1994. VBC was inactive from incorporation until October 30, 1998 when it changed its name from 477504 British Columbia Ltd. to ViaVid Broadcasting Corp.

     The Company acquired VBC pursuant to a share exchange agreement whereby the Company agreed to issue 5,100,000 common shares to the shareholders of VBC in exchange for their 3,000 common shares. The Company has accounted for this transaction as a capital transaction. For accounting purposes, the financial statements of the Company and its subsidiary are deemed to have been combined for the prior and current accounting periods. As of the date of acquisition, VBC held no significant assets and liabilities and the accumulated losses to January 27, 1999 was $355.

4.   CAPITAL ASSETS

================================= =============== =============== ================================
                                                                           Net Book Value
                                                                  --------------------------------
                                                      Accumulated     September 30,      March 31,
                                             Cost    Depreciation              1999           1999
--------------------------------- --------------- --------------- ----------------- --------------

Computer equipment                $      104,701  $       17,287  $       87,414    $       10,229
Office furniture                           7,989           1,297           6,692             4,953
Telephone equipment                        2,180             403           1,777             1,834
Video equipment                           37,527           3,805          33,722               494
                                  --------------  --------------  --------------    --------------
                                  $      152,397  $       22,792  $      129,605    $       17,510
================================= =============== =============== ================= ==============

5.   CAPITAL STOCK

     The Company completed an offering of 497,000 common shares at $1.00 per share to persons who are "Non-U.S. Persons" in accordance with regulation S of the United States Securities Act of 1933 during the period from May 15, 1999 to October 7, 1999. The Company has received $400,000 and subsequent to September 30, 1999, it received a further $97,000 pursuant to this offering.

     The Company completed an offering of 35,000 shares of the common stock to accredited investors pursuant to Regulation D of the United States Securities Act of 1933 subsequent to September 30, 1999 on November 8, 1999.

6.   RELATED PARTY TRANSACTIONS

     During the period, the Company entered into the following transactions with related parties:

     a)   Paid consulting fees as follows:

          -    $47,381  (March  31,  1999 -  $20,074)  to two  directors  of the
               Company

          -    $Nil (March 31, 1999 - $6,574) to an officer of the Company

          -    $Nil (March 31, 1999 - $1,673) to a director of the subsidiary

     b) Paid salary of $17,406 (March 31, 1999 - $4,015) to an officer of the Company.

7.   INCOME TAXES

     The Canadian operating loss for the period to date of $315,875, may be carried forward and applied against taxable income in future years. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements. The Company has not commenced operations in the U.S.A., therefore, there is no income or loss to report.

8.   UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may incorrectly recognize the year 2000 as some other date, resulting in errors. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000 and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.7502 of the Nevada General Corporation Law and Article XI,
Section 43 of the Registrant's By-Laws provide for indemnification of present and former officers, directors, employees and agents.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses in connection with the issuance and distribution of the securities being registered hereunder, other than underwriting commissions and expenses, are estimated to be as follows:

                  Registration Fee                                    $    1,027.00
                  Printing Expenses                                   $    3,500.00
                  Accounting Fees and Expenses                        $    1,500.00
                  Legal Fees and Expenses                             $   20,000.00
                  Transfer Agent and Registrar Fees and Expenses      $      500.00
                  Miscellaneous Expenses                              $      473.00

                  TOTAL                                               $   27,000.00
                                                                      =============


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has issued the following unregistered securities.

     1. On January 27, 1999, the Registrant issued 5,100,000 shares of common stock pursuant to the Acquisition Agreement dated January 26, 1999 between the Registrant and Paul Watkins, Cheryl Watkins, Kathler Holdings, Inc. and 549419 B.C. Ltd. in exchange for all of the outstanding capital stock of ViaVid Broadcasting Corp., a British Columbia corporation. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act").

     2. On February 2, 1999, the Registrant completed the sale of 500,000 shares of common stock to two (2) purchasers at a price of $0.01 per share. The shares were sold to O.

                                  PART II - 1

Ronald Jones, then the Vice President-Finance of the Registrant and Mr. Jones' son. The shares were offered and sold pursuant to Rule 504 of Regulation D of the Act.

     3. On February 12, 1999, the Registrant completed the sale of 100,000 shares of common stock to eight (8) purchasers at a price of $0.50 per share. The shares were offered and sold pursuant to Rule 504 of Regulation D of the Act to persons known to the Registrant's officers and directors None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

     4. On April 5, 1999, the Registrant completed the sale of 184,000 shares of common stock to twelve (12) purchasers at a price of $1.00 per share. The shares were offered and sold pursuant to Rule 504 of Regulation D of the Act to persons known to the Registrant's officers and directors. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

     5. During the period from May 15, 1999 to October 7, 1999, the Registrant completed the sale of 497,000 shares of common stock to a total of nine (9) purchasers pursuant to Regulation S under the Act. Each purchaser represented to the Registrant that the purchaser was a "Non-U.S. Person". Each purchaser represented his intention to acquire the securities for investment only and not with a view to distribution. Legends were affixed to the stock certificates. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

     6. During November, 1999, the Registrant completed the sale of 40,000 shares of common stock to a total of four (4) purchasers pursuant to Rule 506 of Regulation D of the Act. Each purchaser represented to the Registrant that the purchaser was an "accredited investor," as defined in Rule 501 of Regulation D of the Act. Each purchaser represented his intention to acquire the securities for investment only and not with a view to their distribution. Legends were affixed to the stock certificates. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.


                                  PART II - 2

ITEM 27. EXHIBITS

   EXHIBIT NUMBER                       DESCRIPTION
   --------------   ------------------------------------------------------------



          3.1       Articles of Incorporation(1)

          3.2       By-Laws(1)

          4.1       Stock Option Plan dated October 20, 1999(2)

          5.1       Opinion of William S. Clarke, P.A.(3)

          10.1 Acquisition Agreement dated January 26, 1999 between the Company and Paul Watkins, Cheryl Watkins, Kathler Holdings Inc. and 59419 B.C. Ltd(1)

          10.2      Consulting Contract with Kathler Holdings Inc.(1)

          10.3      Consulting Contract with Watkins Communications Inc.(1)

          10.4 Lease Agreement dated November 1, 1999 between the Company and Greenhouse Studios(1)

          10.5      Consulting Contract with 549419 B.C. Ltd.(1)

          21        Subsidiaries of the Registrant
                    Name                               State of Incorporation
                    ----                               ----------------------
                    ViaVid Broadcasting Corp.              British Columbia

          23.1 Consent of Davidson & Company to use its Report on Audited Financial Statements(3)

          23.2      Consent of William S. Clarke, P.A. (included in Exhibit 5.1)

          24 Power of Attorney (included in the Signature Pages of this Registration Statement)

----------
(1) Incorporated by reference from registration statement on Form 10-SB12G (File No.0-26535)

(2) Incorporated by reference from registration statement on Form S-8 filed with the commission on December 29, 1999 (File No.333-93821)

(3)  Filed herewith


                                  PART II - 3

ITEM 28.  UNDERTAKINGS

     A.   The undersigned Registrant hereunder undertakes:

          (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

               (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) include any additional or changed material information on the plan of distribution.

          (2) That, for the purpose of determining liability under the Act, to treat each such post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) For purposes of determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

          (5) For determining any liability under the Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     B. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions, or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense


                                  PART II - 4
of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.








                                  PART II - 5

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2, and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Burnaby, Province of British Columbia, on January 31, 2000.

                            VIAVID BROADCASTING, INC.

                              By: /s/ Brian Kathler
                                                       -------------------------
                                                       Brian Kathler, President,

     In accordance with the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  /s/ Brian Kathler                         Director and President,                     January 31, 2000
----------------------------------------    (Principal Executive Officer and
Brian Kathler                               Principal Financial and Accounting Officer)

Paul Watkins
  /s/ Brian Kathler
  (pursuant to power of attorney)           Director                                    January 31, 2000
----------------------------------------

Robert Gamon
  /s/ Brian Kathler
  (pursuant to power of attorney)           Director                                    January 31, 2000
----------------------------------------

David Formosa
  /s/ Brian Kathler
  (pursuant to power of attorney)           Director                                    January 31, 2000
----------------------------------------

James King
  /s/ Brian Kathler
  (pursuant to power of attorney)           Director                                    January 31, 2000
-----------------------------------------

                            VIAVID BROADCASTING, INC.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of ViaVid Broadcasting, Inc. a Nevada corporation, which is filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints Brian Kathler and Paul Watkins, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  /s/ Brian Kathler                         Director and President,                     January 31, 2000
---------------------------------           (Principal Executive Officer and
Brian Kathler                               Principal Financial and Accounting Officer)

  /s/ Paul Watkins                          Director                                    January 31, 2000
---------------------------------
Paul Watkins

  /s/ Robert Gamon                          Director                                    January 31, 2000
------------------------------------
Robert Gamon

  /s/ David Formosa                         Director                                    January 31, 2000
---------------------------------
David Formosa

  /s/ James King                            Director                                    January 31, 2000
---------------------------------
James King